                                                                     Exhibit 4.9


                                CREDIT AGREEMENT

                                      among

                          HARRAH'S ENTERTAINMENT, INC.,

                        HARRAH'S OPERATING COMPANY, INC.,

            CERTAIN SUBSIDIARIES OF HARRAH'S OPERATING COMPANY, INC.,

                                 VARIOUS BANKS,

                       CANADIAN IMPERIAL BANK OF COMMERCE

                                       and

                                SOCIETE GENERALE,
                            as CO-SYNDICATION AGENTS,

                       BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION,
                             as DOCUMENTATION AGENT,

                                       and

                             BANKERS TRUST COMPANY,
                             as ADMINISTRATIVE AGENT
                       ----------------------------------
                            Dated as of June 9, 1995
                                       and
                              Amended and Restated
                               as of April 1, 1998
                       ----------------------------------
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                               TABLE OF CONTENTS

                                                                            Page

SECTION 1.  Amount and Terms of Credit.......................................1

      1.01  The Commitments..................................................1
      1.02  Minimum Amount of Each Borrowing of Revolving Loans..............3
      1.03  Notice of Borrowing..............................................3
      1.04  Competitive Bid Borrowings.......................................3
      1.05  Disbursement of Funds............................................5
      1.06  Notes............................................................6
      1.07  Conversions......................................................7
      1.08  Pro Rata Borrowings..............................................8
      1.09  Interest.........................................................8
      1.10  Interest Periods.................................................9
      1.11  Increased Costs, Illegality, etc................................10
      1.12  Compensation....................................................13
      1.13  Change of Lending Office........................................13
      1.14  Replacement of Banks............................................13

SECTION 2.  Fees; Reductions of Revolving Loan Commitment; Final
      Maturity Date Extensions..............................................14

      2.01  Fees............................................................15
      2.02  Voluntary Termination of Unutilized Revolving Loan
            Commitments.....................................................15
      2.03  Mandatory Reduction of Revolving Loan Commitments...............16
      2.04  Final Maturity Date Extensions..................................17

SECTION 3.  Prepayments; Payments; Taxes....................................18

      3.01  Voluntary Prepayments...........................................18
      3.02  Mandatory Repayments............................................19
      3.03  Method and Place of Payment.....................................20
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      3.04   Net Payments...................................................21

SECTION 4A.  Conditions Precedent to the First Restatement Effective Date...23

      4A.01  Execution of Agreement; Notes..................................23
      4A.02  Officer's Certificate..........................................24
      4A.03  Opinions of Counsel............................................24
      4A.04  Corporate Documents; Proceedings...............................24
      4A.05  Company/Sub Guaranty...........................................25
      4A.06  8-3/4% Senior Subordinated Notes Redemption....................25
      4A.07  Adverse Change.................................................25
      4A.08  Litigation.....................................................25
      4A.09  Approvals, etc.................................................26
      4A.10  5-Year Credit Agreement........................................27
      4A.11  Solvency Certificate...........................................27
      4A.12  Historical Financial Statements; Pro Forma Financial
             Statements and Projections.....................................27
      4A.13  Payment of Fees; etc...........................................27

SECTION 4B.  Conditions Precedent to the Showboat Merger Effective
      Date and the incurrence of Loans on such date.........................28

      4B.01  First Restatement Effective Date...............................28
      4B.02  Officer's Certificate..........................................28
      4B.03  Opinions of Counsel............................................28
      4B.04  Corporate Documents; Proceedings...............................29
      4B.05  The Showboat Merger............................................29
      4B.06  Existing Showboat Notes Tender Offers/Consent Solicitations....29
      4B.07  Existing Showboat Working Capital Facility.....................30
      4B.08  Adverse Change.................................................30
      4B.09  Litigation.....................................................30
      4B.10  Approvals, etc.................................................30
      4B.11  Solvency Certificate...........................................31
      4B.12  Schedules......................................................32

SECTION 5.   Conditions Precedent to All Loans..............................32

      5.01   No Default; Representations and Warranties.....................32
      5.02   Notice of Borrowing; Competitive Bid Loans.....................32
      5.03   Election to Become a Subsidiary Borrower.......................32


                                      (2)
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SECTION 6.  Representations, Warranties and Agreements......................33

      6.01  Status..........................................................34
      6.02  Power and Authority.............................................34
      6.03  No Violation....................................................34
      6.04  Governmental Approvals..........................................35
      6.05  Financial Statements; Financial Condition; Undisclosed
            Liabilities; Projections; etc...................................35
      6.06  Litigation......................................................37
      6.07  True and Complete Disclosure....................................37
      6.08  Use of Proceeds; Margin Regulations.............................38
      6.09  Tax Returns and Payments........................................38
      6.10  Compliance with ERISA...........................................39
      6.11  Properties......................................................39
      6.12  Capitalization..................................................39
      6.13  Subsidiaries....................................................40
      6.14  Compliance with Statutes, etc...................................40
      6.15  Investment Company Act..........................................40
      6.16  Public Utility Holding Company Act..............................40
      6.17  Environmental Matters...........................................41
      6.18  Labor Relations.................................................42
      6.19  Patents, Licenses, Franchises and Formulas......................42
      6.20  Existing Indebtedness...........................................42
      6.21  Transaction.....................................................43
      6.22  No Other Ventures...............................................43

SECTION 7.  Affirmative Covenants...........................................43

      7.01  Information Covenants...........................................43
      7.02  Books, Records and Inspections..................................46
      7.03  Maintenance of Property; Insurance..............................47
      7.04  Corporate Franchises............................................48
      7.05  Compliance with Statutes, etc...................................48
      7.06  Compliance with Environmental Laws..............................48
      7.07  ERISA...........................................................49
      7.08  End of Fiscal Years; Fiscal Quarters............................50
      7.09  Performance of Obligations......................................50
      7.10  Payment of Taxes................................................50
      7.11  Additional Guarantors;  etc.....................................51


                                      (3)

      7.12  Showboat Change of Control Offers to Purchase and Showboat
            Change of Control Purchases; Existing Showboat Notes Tender
            Offers/Consent Solicitations....................................52
      7.13  Existing Showboat Notes Defeasances.............................53
      7.14  8-3/4% Senior Subordinated Notes Redemption.....................53

SECTION 8.  Negative Covenants..............................................53

      8.01  Liens...........................................................53
      8.02  Consolidation, Merger, Purchase or Sale of Assets, etc..........57
      8.03  Dividends.......................................................59
      8.04  Indebtedness....................................................61
      8.05  Advances, Investments and Loans.................................64
      8.06  Transactions with Affiliates....................................67
      8.07  Maximum Leverage Ratio..........................................67
      8.08  Consolidated Interest Coverage Ratio............................68
      8.09  Minimum Consolidated Net Worth..................................69
      8.10  Limitation on Payments and Modifications of Certain Other
            Debt; Modifications of Certificate of Incorporation,
            Partnership Agreements, Limited Liability Company Agreements
            and By-Laws; etc................................................69
      8.11  Limitation on Certain Restrictions on Subsidiaries..............71
      8.12  Limitation on Issuance of Capital Stock.........................72
      8.13  Business........................................................72
      8.14  Ownership of Subsidiaries.......................................72
      8.15  Special Purpose Corporation.....................................72

SECTION 9.  Events of Default...............................................72

      9.01  Payments........................................................72
      9.02  Representations, etc............................................73
      9.03  Covenants.......................................................73
      9.04  Default Under Other Agreements..................................73
      9.05  Bankruptcy, etc.................................................73
      9.06  ERISA...........................................................74
      9.07  Guarantees......................................................75
      9.08  Judgments.......................................................75
      9.09  Gaming Authority................................................75
      9.10  Change of Control...............................................75
      9.11  Laughlin/Las Vegas Stock Restrictions...........................75


                                      (4)

SECTION 10.  Definitions and Accounting Terms...............................76

      10.01  Defined Terms..................................................76

SECTION 11.  The Administrative Agent......................................104

      11.01  Appointment...................................................104
      11.02  Nature of Duties..............................................105
      11.03  Lack of Reliance on the Administrative Agent..................105
      11.04  Certain Rights of the Administrative Agent....................106
      11.05  Reliance......................................................106
      11.06  Indemnification...............................................106
      11.07  The Administrative Agent in its Individual Capacity...........106
      11.08  Holders.......................................................107
      11.09  Resignation by the Administrative Agent.......................107
      11.10  The Documentation Agent and the Co-Syndication Agents ........108

SECTION 12.  Miscellaneous.................................................109

      12.01  Payment of Expenses, etc......................................110
      12.02  Right of Setoff...............................................111
      12.03  Notices.......................................................112
      12.04  Benefit of Agreement..........................................112
      12.05  No Waiver; Remedies Cumulative................................116
      12.06  Payments Pro Rata.............................................116
      12.07  Calculations; Computations....................................117
      12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
             JURY TRIAL....................................................118
      12.09  Counterparts..................................................119
      12.10  Effectiveness.................................................119
      12.11  Headings Descriptive..........................................119
      12.12  Amendment or Waiver...........................................120
      12.13  Survival......................................................121
      12.14  Domicile of Loans.............................................121
      12.15  Application of Gaming Regulations.............................122
      12.16  Confidentiality...............................................123
      12.17  Miscellaneous; Register.......................................123
      12.18  Requisite Gaming Approvals....................................124

SECTION 13.  Parent Guaranty...............................................125

      13.01  The Guaranty..................................................125
      13.02  Bankruptcy....................................................125


                                      (5)
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      13.03  Nature of Liability...........................................126
      13.04  Independent Obligation........................................126
      13.05  Authorization.................................................126
      13.06  Reliance......................................................127
      13.07  Subordination.................................................128
      13.08  Waiver........................................................128

SCHEDULE I        Revolving Loan Commitments
SCHEDULE II       Tax Matters
SCHEDULE III      Subsidiaries
SCHEDULE IV       Existing Indebtedness
SCHEDULE V        Joint Ventures
SCHEDULE VI       Insurance
SCHEDULE VII      Existing Liens
SCHEDULE VIII     Litigation


EXHIBIT A-1       Notice of Borrowing
EXHIBIT A-2       Notice of Competitive Bid Borrowing
EXHIBIT B         Revolving Note
EXHIBIT C         Section 3.04(b)(iii) Certificate
EXHIBIT D         Election to Become a Subsidiary Borrower
EXHIBIT E         Assignment and Assumption Agreement


                                      (6)

            CREDIT AGREEMENT, dated as of June 9, 1995, and amended and restated as of April 1, 1998, among HARRAH'S ENTERTAINMENT, INC., a Delaware corporation ("Parent"), HARRAH'S OPERATING COMPANY, INC., a Delaware corporation (the "Company"), each Subsidiary Borrower (together with the Company, each a "Borrower" and, collectively, the "Borrowers"), the Banks party hereto from time to time, CANADIAN IMPERIAL BANK OF COMMERCE and SOCIETE GENERALE, as Co-Syndication Agents, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent, and BANKERS TRUST COMPANY, as Administrative Agent (all capitalized terms used herein and defined in Section 10 are used herein as therein defined).

                              W I T N E S S E T H :

            WHEREAS, Parent, the Borrowers, the Existing Banks and the Administrative Agent are party to a Credit Agreement, dated as of June 9, 1995 (as the same has been amended, modified or supplemented to, but not including, the First Restatement Effective Date, the "Existing Credit Agreement"); and

            WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement in its entirety as herein provided;

            NOW, THEREFORE, the parties hereto agree that the Existing Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

            SECTION 1. Amount and Terms of Credit.

            1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, (A) to convert, on the First Restatement Effective Date, Existing Revolving Loans made by such Bank to the respective Borrower pursuant to the Existing Credit Agreement and outstanding on the First Restatement Effective Date into a Borrowing of Revolving Loans hereunder to such Borrowers (as so converted, together with all Revolving Loans made pursuant to following clause (B), the "Revolving Loans" and each, a "Revolving Loan") and (B) at any time and from time to time on and after the First Restatement Effective Date and prior to the Maturity Date for such Bank, to make one or more additional Revolving Loans to one or more Borrowers, all of which Revolving Loans made pursuant to preceding clauses (A) and (B):

            (i) shall, at the option of the respective Borrower, be Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section

      1.11(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type;

            (ii) may be repaid and reborrowed in accordance with the provisions hereof;

            (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which equals the Revolving Loan Commitment of such Bank at such time;

            (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to the aggregate principal amount of all Competitive Bid Loans (exclusive of Competitive Bid Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Total Revolving Loan Commitment on such date); and

            (v) shall not exceed for any Subsidiary Borrower at any time outstanding that aggregate principal amount which equals such Subsidiary Borrower's Sub-Limit.

            (b) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees that the Company may incur a loan or loans (each a "Competitive Bid Loan" and, collectively, the "Competitive Bid Loans") pursuant to a Competitive Bid Borrowing from time to time on and after the First Restatement Effective Date and prior to the date which is the Business Day preceding the date which is 30 days prior to the Final Maturity Date then in effect, provided that after giving effect to any Competitive Bid Borrowing then being made the aggregate principal amount of all Competitive Bid Loans then outstanding, when added to the aggregate principal amount of all Revolving Loans then outstanding, shall not exceed the Total Revolving Loan Commitment at such time. Within the foregoing limits and subject to the terms and conditions set forth in Sections 1.04 and 5, Competitive Bid Loans may be repaid and reborrowed in accordance with the provisions hereof.

            (c) Notwithstanding anything to the contrary contained in this Agreement, on the First Restatement Effective Date the Borrowers shall, in coordination with the Administrative Agent and the Banks, repay outstanding Revolving Loans (after giving effect to the conversion of Existing Revolving Loans on such date) of certain Banks and, if necessary, incur additional Revolving Loans from other Banks in each case so that the Banks continue to participate in each Borrowing of Revolving Loans pro rata on the basis of their Revolving Loan Commitments.

            1.02 Minimum Amount of Each Borrowing of Revolving Loans. The aggregate principal amount of each Borrowing of Revolving Loans shall not be less than $5,000,000 and, if greater, shall be in an integral multiple of $1,000,000. More than one Borrowing of Revolving Loans may occur on the same date, but at no time shall there be outstanding more than six Borrowings of Eurodollar Loans.

            1.03 Notice of Borrowing. Whenever a Borrower desires to incur Revolving Loans hereunder, such Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan and at least three Business Days' prior notice of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.11, shall be irrevocable and shall be given by such Borrower in the form of Exhibit A-1, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank written notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            1.04 Competitive Bid Borrowings. (a) Whenever the Company desires to incur a Competitive Bid Borrowing, it shall deliver to the Administrative Agent at the Notice Office not later than 11:00 A.M (New York time) at least three Business Days prior to the date of such proposed Competitive Bid Borrowing, a written notice substantially in the form of Exhibit A-2 (each a "Notice of Competitive Bid Borrowing"), such notice to specify in each case (i) the date (which shall be a Business Day) and the aggregate principal amount of the proposed Competitive Bid Borrowing (which shall not be less than $5,000,000),
(ii) the maturity date for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than seven days after the date of such Competitive Bid Borrowing or later than the fifth Business Day preceding the Final Maturity Date then in effect), (iii) the interest payment date or dates relating thereto (which shall be at least every three months in the case of maturities in excess of three months), (iv) the Senior Implied Indebtedness rating assigned by S&P and Moody's to the Company's Indebtedness, which ratings shall be at least BBB- Senior Implied in the case of S&P or Baa3 Senior Implied in the case of Moody's and (v) any other terms to be applicable to such Competitive Bid Borrowing. The Administrative Agent shall promptly notify each Bidder Bank of each such request for a Competitive Bid Borrowing received by it from the Company by telecopying to each such Bidder Bank a copy of the related Notice of Competitive Bid Borrowing.

            (b) Each Bidder Bank shall, if in its sole discretion it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Company as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Bidder Bank in its sole discretion and determined by such Bidder Bank independently of each other Bidder Bank by notifying the Administrative Agent in writing (which shall give prompt written notice thereof to the Company), before 10:00 A.M. (New York time) on the date (the "Reply Date") which is two Business Days before the date of such proposed Competitive Bid Borrowing of the minimum amount, if any, and maximum amount of each Competitive Bid Loan which such Bidder Bank would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 1.01(b), exceed such Bank's Revolving Loan Commitment) and the rate or rates of interest therefor; provided, that if the Administrative Agent in its capacity as a Bidder Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Company in writing of such offer before 9:30 A.M. (New York time) on the Reply Date. If any Bidder Bank shall elect not to make such an offer, such Bidder Bank shall so notify the Administrative Agent, before 10:00 A.M. (New York time) on the Reply Date, and such Bidder Bank shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided, that the failure by any Bidder Bank to give such notice shall not cause such Bidder Bank to be obligated to, and such Bidder Bank shall not, make any Competitive Bid Loan as part of such proposed Competitive Bid Borrowing.

            (c) The Company shall, in turn, before 12:00 Noon (New York time) on the Reply Date, either:

            (1) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice (in writing or by telephone confirmed in writing) to that effect, or

            (2) accept one or more of the offers made by any Bidder Bank or Bidder Banks pursuant to clause (b) above by giving notice (in writing or by telephone confirmed in writing) to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, if any, and equal to or less than the maximum amount, notified to the Company by the Administrative Agent on behalf of each such Bidder Bank for such Competitive Bid Borrowing) and reject any remaining offers made by Bidder Banks pursuant to clause (b) above by giving the Administrative Agent notice to that effect; provided that acceptance of offers may only be made on the basis of ascending Absolute Rates commencing with the lowest rate so offered; provided further, however, if offers are made by two or more Bidder Banks at the same rate and acceptance of all such equal offers would result in a greater principal amount of Competitive Bid Loans being accepted than the aggregate principal amount requested by the Company, the Company shall have the right to accept one or more such equal offers in their entirety and reject the other equal offer or offers or to allocate acceptance among all such equal offers (but giving effect to the minimum amounts, if any, and maximum amounts specified for each such offer pursuant to clause (b) above), as the Company may elect in its sole discretion.

            (d) If the Company notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to clause (c)(1) above, the Administrative Agent shall give prompt written notice thereof to the Bidder Banks and such Competitive Bid Borrowing shall not be made.

            (e) If the Company accepts one or more of the offers made by any Bidder Bank or Bidder Banks pursuant to clause (c)(2) above, the Administrative Agent shall in turn promptly notify (in writing or by telephone confirmed in writing) (x) each Bidder Bank that has made an offer as described in clause (b) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Bidder Bank pursuant to clause
(b) above have been accepted by the Company and (y) each Bidder Bank that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Bidder Bank as part of such Competitive Bid Borrowing.

            (f) On the last Business Day of each calendar quarter, the Administrative Agent shall notify the Company and the Banks of the aggregate principal amount of Competitive Bid Loans outstanding at such time.

            1.05 Disbursement of Funds. Not later than 10:00 A.M. (New York time) on the date specified in each Notice of Borrowing (or in the case of Competitive Bid Borrowings, not later than 10:00 A.M. (New York time) on the date specified pursuant to Section 1.04(b)), each Bank will make available its pro rata portion of each such Borrowing requested to be made on such date (or in the case of Competitive Bid Loans, each Bidder Bank participating in the respective Competitive Bid Borrowing will make available its share thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the respective Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the respective Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the respective Borrower and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the overnight Federal Funds Rate and (ii) if recovered from such Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to
      Section 1.09. Nothing in this Section 1.05 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the respective Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

            1.06 Notes. (a) Each Borrower's obligation to pay the principal of, and interest on, the Revolving Loans made by each Bank to such Borrower shall be set forth in the Register maintained by the Administrative Agent pursuant to
Section 12.17(b) and shall, if requested by any Bank, be evidenced by a promissory note duly executed and delivered by such Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes").

            (b) The Revolving Note issued by each Borrower to each Bank shall
(i) be payable to the order of such Bank and be dated the First Restatement Effective Date, (ii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby, (iii) mature on such Bank's Maturity Date, (iv) bear interest as provided in the appropriate clause of
Section 1.09 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (v) be subject to voluntary prepayment as provided in
Section 3.01, and mandatory repayment as provided in Section 3.02, and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

            (c) Each Bank will note on its internal records the amount of each Revolving Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Revolving Notes endorse on the reverse side thereof the outstanding principal amount of Revolving Loans evidenced thereby. Failure to make any such notation (or any error in such notation) shall not affect any Borrower's obligations in respect of such Revolving Loans.

            1.07 Conversions. Each Borrower shall have the option to convert, on any Business Day, at least $5,000,000 of the outstanding principal amount of the Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, provided that (i) except as otherwise provided in Section 1.11(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Revolving Loans being converted and no such conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $5,000,000,
(ii) unless the Required Banks otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 1.07 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the respective Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing(s) pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt written notice of any such proposed conversion affecting any of its Revolving Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Revolving Loans being converted.

            1.08 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Revolving Loans hereunder.

            1.09 Interest. (a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.07 or 1.10, as applicable, at a rate per annum which shall be equal to the Base Rate in effect from time to time.

            (b) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to 1.06, 1.10 or 1.11, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

            (c) The Company agrees to pay interest in respect of the unpaid principal amount of each Competitive Bid Loan from the date the proceeds thereof are made available to the Company until the maturity thereof (whether by acceleration or otherwise) at the rate or rates per annum specified pursuant to
Section 1.04(b) by the Bidder Bank or Bidder Banks, as the case may be, making such Competitive Bid Loans and accepted by the Company pursuant to Section 1.04(c)(2).

            (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the Base Rate in effect from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

            (e) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (iii) in respect of each Competitive Bid Loan, at such times as specified in the Notice of Competitive Bid Borrowing relating thereto and (iv) in respect of each Loan, on any repayment (on the amount repaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (f) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the respective Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            1.10 Interest Periods. At the time a Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), such Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of such Borrower, be a one, two, three or six month period, provided that:

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) unless the Required Banks otherwise agree, no Interest Period may be selected at any time when an Event of Default is then in existence; and

            (vi) no Interest Period shall be selected which extends beyond the Final Maturity Date as then in effect.

            If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the respective Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, such Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.11 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the First Restatement Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan or Competitive Bid Loan, as the case may be, because of (x) any change since the First Restatement Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on any Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the First Restatement Effective Date affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

            (iii) at any time, that the making or continuance of any Eurodollar Loan or Competitive Bid Loan, as the case may be, has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the First Restatement Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give telephonic notice (confirmed in writing) to the respective Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the respective Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by such Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, the respective Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to such Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the respective Borrower shall take one of the actions specified in Section 1.11(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan or Competitive Bid Loan is affected by the circumstances described in Section 1.11(a)(ii) or (iii), the respective Borrower may (and in the case of any Eurodollar Loan or Competitive Bid Loan affected by the circumstances described in Section 1.11(a)(iii) shall) either (x) if the affected Eurodollar Loan or Competitive Bid Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.11(a)(ii) or (iii), (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan or (z) if the affected Competitive Bid Loan is then outstanding, repay such Competitive Bid Loan in full; provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.11(b).

            (c) If at any time any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law and including, without limitation, those announced or published prior to the First Restatement Effective Date) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Revolving Loan Commitment hereunder or its obligations hereunder, then the Borrowers shall pay (and shall be jointly and severally obligated to pay) to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 1.11(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.11(c), will give prompt written notice thereof to the Borrowers, which notice shall show the basis for calculation of such additional amounts.

            1.12 Compensation. The respective Borrower shall compensate each Bank, upon its written request (which request shall (x) set forth the basis for requesting such compensation and (y) absent manifest error, be final and conclusive and binding upon all the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans or Competitive Bid Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans or Competitive Bid Loans, or conversion from or into Eurodollar Loans, does not occur on a date specified therefor in a Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion (whether or not withdrawn by such Borrower or deemed withdrawn pursuant to Section 1.11(a)); (ii) if any repayment (including any repayment made pursuant to Section 3.01 or 3.02 or a result of an acceleration of the Loans pursuant to Section 9) or conversion of any of its Eurodollar Loans or Competitive Bid Loans occurs on a date which is not the last day of an Interest Period with respect thereto or the maturity date thereof; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by such Borrower; or (iv) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or any Revolving Note held by such Bank or (y) any election made pursuant to Section 1.11(b).

            1.13 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or
(iii), Section 1.11(c) or Section 3.04 with respect to such Bank, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.13 shall affect or postpone any of the obligations of any Borrower or the right of any Bank provided in Sections 1.11 and 3.04.

            1.14 Replacement of Banks. If any Bank (1) becomes a Defaulting Bank or otherwise defaults in its obligation to make Revolving Loans, (2) is incurring or is reasonably expected to incur costs which are or would be material in amount and are associated with a Gaming Authority's investigation of whether or not such Bank is a Qualified Person, (3) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the

Required Banks as provided in Section 12.12(b) or (4) becomes a Non-Continuing Bank, the Company shall have the right, if no Default or Event of Default will exist immediately after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Qualified Person or Persons, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), and each of whom shall be reasonably acceptable to the Administrative Agent, provided that:

            (i) at the time of any replacement pursuant to this Section 1.14, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to, and in accordance with the terms of,
      Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the Revolving Loan Commitment and all outstanding Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the sum of
      (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank and (B) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 2.01;

            (ii) all obligations of the Borrowers owing to the Replaced Bank (including all obligations, if any, owing pursuant to Section 1.12, but excluding those obligations specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement; and

            (iii) the Maturity Date applicable to the Replacement Bank's Revolving Loan Commitment shall be the Final Maturity Date then in effect (or as same may be extended from time to time thereafter by such Bank pursuant to Section 2.04).

Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Revolving Notes executed by the Borrowers, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.11, 1.12, 3.04, 12.01 and 12.06), which shall survive as to such Replaced Bank.

            SECTION 2. Fees; Reductions of Revolving Loan Commitment; Final Maturity Date Extensions.

            2.01 Fees. (a) The Company agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank a facility fee (the "Facility Fee") for the period from the First Restatement Effective Date to but excluding the Final Maturity Date then in effect (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Facility Fee Percentage on the daily average Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Facility Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Final Maturity Date then in effect or such earlier date upon which the Total Revolving Loan Commitment shall have been terminated and, with respect to any Facility Fee owing to any Bank whose Revolving Loan Commitment shall have been terminated pursuant to Section 1.14, on the date on which such Bank's Revolving Loan Commitment shall have been terminated.

            (b) Each Borrower agrees to pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by such Borrower and the Administrative Agent.

            2.02 Voluntary Termination of Unutilized Revolving Loan Commitments.
(a) Upon at least two Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Company shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $5,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank.

            (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b), the Company shall have the right, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), to terminate the entire Revolving Loan Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 3.01(iv) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.11, 1.12, 3.04, 12.01 and 12.06), which shall survive as to such repaid Bank.

            2.03 Mandatory Reduction of Revolving Loan Commitments. (a) (i) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Final Maturity Date then in effect.

            (ii) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, each Bank's Revolving Loan Commitment shall terminate in its entirety on such Bank's Maturity Date.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, on the 15th day after the date on which any Change of Control occurs, the Total Revolving Loan Commitment shall be reduced to zero unless the Required Banks otherwise agree in writing in their sole discretion.

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, on each date after the First Restatement Effective Date upon which Parent or any of its Subsidiaries receives any proceeds from any incurrence by Parent or any of its Subsidiaries of Permitted Designated Indebtedness, the Total Revolving Loan Commitment shall be reduced by an amount equal to its Share of the cash proceeds of the respective incurrence of Permitted Designated Indebtedness (net of underwriting or placement discounts and commissions and other reasonable costs associated therewith), provided, to the extent that the 5-Year Banks do not require that their full Share be applied to reduce the Total 5-Year Revolving Loan Commitment, the amount of their Share not so applied shall instead be applied to reduce the Total Revolving Loan Commitment as required by clause (e) of this Section 2.03.

            (d) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, on each date after the First Restatement Effective Date upon which Parent or any of its Subsidiaries receives proceeds from any Designated Asset Sale, the Total Revolving Loan Commitment shall be reduced by an amount equal to its Share of the Net Sale Proceeds from the respective Designated Asset Sale, provided that, to the extent that the 5-Year Banks do not require that their full Share be applied to reduce the Total 5-Year Revolving Loan Commitment, the amount of their Share not so applied shall instead be applied to reduce the Total Revolving Loan Commitment as required by clause (e) of this Section 2.03.

            (e) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, following any mandatory commitment reduction required by Section 2.03(c) or (d) with respect to which the Shares of the various Issues of Senior Debt have been calculated in accordance with clause (A) of the definition of "Share," on the first date thereafter upon which it is subsequently determined that the amount which will actually be required to mandatorily reduce the Total 5-Year Revolving Loan Commitment is less than the Share applicable thereto (whether because the 5-Year Banks elected not to require such reduction or otherwise), then the amount which will not be so required to mandatorily reduce the Total 5-Year Revolving Loan Commitment shall instead be required to reduce the Total Revolving Loan Commitment as required by
Section 2.03(c) or (d), as the case may be.

            (f) The Total Revolving Loan Commitment shall be reduced, and the Revolving Loan Commitment of the respective Former Bank shall be terminated, in the amount and at the times provided in Section 12.04(d).

            (g) Except as otherwise provided in clauses (a)(ii) and (f) of this
Section 2.03, each reduction to the Total Revolving Loan Commitment pursuant to this Section 2.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Bank.

            2.04 Final Maturity Date Extensions. (a) Not less than 45 days and not more than 90 days prior to the Final Maturity Date then in effect, the Company may make a written request to the Administrative Agent, who shall forward a copy of each such request to each of the Banks, that the Final Maturity Date then in effect be extended to the date which occurs 364 days after the Requested Extension Effective Date specified by the Company in its written request as described in the immediately succeeding sentence. Each request by the Company pursuant to the immediately preceding sentence shall specify a date (the "Requested Extension Effective Date"), which shall be not earlier than 15 days after the giving of the respective notice and not later than 15 days prior to the Final Maturity Date then in effect, which would be the date of the effectiveness of the changes to the Final Maturity Date and the Maturity Dates of the consenting Banks. Each request pursuant to the first sentence of this
Section 2.04 shall also be accompanied by a certificate of a senior officer of the Company stating that no Default or Event of Default has occurred and is continuing. Each Bank, acting in its sole discretion and with no obligation to grant any extension pursuant to this Section 2.04, shall, by written notice to the Company and the Administrative Agent, such notice to be given on or prior to the earlier of (x) the Requested Extension Effective Date and (y) the 30th day following receipt by such Bank of such request by the Company, advise the Company and the Administrative Agent whether or not such Bank agrees to such extension, provided that any Bank which fails to so notify the Company and the Administrative Agent as provided above shall be deemed to have elected not to grant such extension. In giving any extensions pursuant to the immediately preceding sentence, any Bank, at its option, may specify that its extension is conditioned upon each other Bank agreeing to the extension of the Final Maturity Date or, in lieu thereof, may specify that Banks with a certain minimum aggregate amount of Revolving Loan Commitments (to be specified by such Bank) shall have agreed to such extension. The Administrative Agent shall notify the Company and each of the Banks as to which Banks have agreed to such extension and as to the new Final Maturity Date as a result thereof.

            (b) In the event that the Final Maturity Date is extended by some but not all of the Banks, unless the Non-Continuing Bank or Banks shall have been replaced by a Replacement Bank on or before the Maturity Date of each such Non-Continuing Bank pursuant to Section 1.14, on the Maturity Date of each such Non-Continuing Bank the Borrower shall repay all Loans of each such Non-Continuing Bank, together with all accrued and unpaid interest thereon, and all Fees and other amounts owing to each such Non-Continuing Bank and upon such payment each such Non-Continuing Bank shall cease to constitute a Bank hereunder, except with respect to the indemnification provisions under this Agreement (including, without limitation, Sections 1.11, 1.12, 3.04, 12.01 and 12.06), which shall survive as to each such Non-Continuing Bank.

            SECTION 3. Prepayments; Payments; Taxes.

            3.01 Voluntary Prepayments. Each Borrower shall have the right to prepay the Loans made to it, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:

            (i) except as otherwise provided in clause (iv) of this Section 3.01, such Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, the amount of such prepayment and the Types of Revolving Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks;

            (ii) except as otherwise provided in clause (iv) of this Section 3.01, each prepayment shall be in an aggregate principal amount of at least $5,000,000, provided that, if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $5,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect (and such Borrowing shall be converted at such time into a Borrowing of Base Rate Loans);

            (iii) except as otherwise provided in clause (iv) of this Section 3.01, each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans, provided that, at the respective Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 3.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank;

            (iv) in the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b), the Borrowers shall have the right, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), to repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank in accordance with said Section 12.12(b) so long as (A) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 2.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 12.12(b) in connection with the repayment pursuant to this clause (iv) have been obtained; and

            (v) except as otherwise provided in preceding clause (iv), the Company may not voluntarily prepay any Competitive Bid Loans without the consent of the Bank that had made such Competitive Bid Loans.

            3.02 Mandatory Repayments. (a)(i) On any day on which the sum of the aggregate outstanding principal amount of Revolving Loans and Competitive Bids Loans exceeds the Total Revolving Loan Commitment as then in effect, there shall be required to be repaid on such date that principal amount of Revolving Loans and, after all such Revolving Loans have been repaid in full, Competitive Bid Loans in an amount equal to such excess.

            (ii) On any day on which the aggregate outstanding principal amount of Revolving Loans made to any Subsidiary Borrower exceeds such Subsidiary Borrower's Sub-Limit, such Subsidiary Borrower shall repay principal of its Revolving Loans in an amount equal to such excess.

            (b) With respect to each repayment of Revolving Loans required by this Section 3.02, the respective Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 3.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $5,000,000, such Borrowing shall be converted on such day into a Borrowing of Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. Each prepayment of Competitive Bid Loans required by this Section 3.02 shall be applied pro rata among all outstanding Competitive Bid Loans. In the absence of a designation by any Borrower as described in the second preceding sentence, the Administrative Agent shall, upon telephonic notice to the Company and subject to the above, make such designation in its sole discretion.

            (c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Competitive Bid Loans shall be repaid in full on the fifth Business Day preceding the Final Maturity Date then in effect and (ii) all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date then in effect.

            3.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Revolving Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Revolving Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            3.04 Net Payments. (a) All payments made by any Borrower hereunder or under any Revolving Note will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the immediately succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the United States and the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or any subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Borrowers agree to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Revolving Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Revolving Note. The Borrowers will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law copies of official tax receipts received from the relevant taxing authority evidencing such payment by the Borrowers. The Borrowers agree to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

            (b) Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees (i) in the case of any such

Bank that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code and which constitutes a Bank hereunder on the First Restatement Effective Date, to provide to the Company and the Administrative Agent within five days after the First Restatement Effective Date two original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or successor forms) certifying to such Bank's entitlement (as of such date) to an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Revolving Note, (ii) in the case of any such Bank that is a "bank" within the meaning of
Section 881(c)(3)(A) of the Code, that, to the extent legally entitled to do so,
(x) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.14 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), within five days after such assignment or transfer to such Bank, and
(y) with respect to any such Bank, from time to time upon the reasonable written request of the Company or the Administrative Agent after the First Restatement Effective Date, such Bank will provide to the Company and the Administrative Agent two original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or any successor forms) certifying to such Bank's entitlement to an exemption from, or reduction in, United States withholding tax with respect to payments to be made under this Agreement and under any Revolving Note, (iii) in the case of any such Bank (other than a Bank described in clause (i) or (ii) above) which constitutes a Bank hereunder on the First Restatement Effective Date, to provide to the Company and the Administrative Agent, within five days after the First Restatement Effective Date (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 3.04(b)(iii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8, certifying to such Bank's entitlement at the date of such certificate to an exemption from United States withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and under any Revolving Note and (iv) in the case of any such Bank (other than a Bank described in clause (i) or (ii) above), to the extent legally entitled to do so, (x) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section
1.14 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), within five days after such assignment or transfer to such Bank, and (y) with respect to any such Bank, from time to time upon the reasonable written request of the Company or the Administrative Agent after the First Restatement Effective Date, to provide to the Company and the Administrative Agent such other forms as may be required in order to establish the entitlement of such Bank to an exemption from withholding with respect to payments under this Agreement and under any Revolving Note, or it shall immediately notify the Borrowers and the Administrative Agent of its inability to deliver such other forms, in which case such Bank shall not be required to deliver any such other forms pursuant to this Section 3.04(b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to the immediately succeeding sentence, each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation to pay the respective Bank additional amounts with respect thereto) for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and which has not provided to the Company such forms required to be provided to the Company pursuant to the first sentence of this Section 3.04(b). Notwithstanding anything to the contrary contained in the preceding sentence and except as set forth in Section 12.04(b), each Borrower agrees to indemnify each Bank in the manner set forth in Section 3.04(a) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the First Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

            (c) If any Borrower pays any additional amount under this Section
3.04 to a Bank and such Bank determines that it has received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Bank shall pay to the respective Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such taxable year as a consequence of such refund, reduction or credit.

            SECTION 4A. Conditions Precedent to the First Restatement Effective Date. The occurrence of the First Restatement Effective Date pursuant to Section 12.10, and the obligation of each Bank to make Revolving Loans on the First Restatement Effective Date is subject to the satisfaction of the following conditions:

            4A.01 Execution of Agreement; Notes. On or prior to the First Restatement Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 12.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank that has requested the same the appropriate Revolving Notes executed by the respective Borrowers, in each case in the amount, maturity and as otherwise provided herein.

            4A.02 Officer's Certificate. On the First Restatement Effective Date, the Administrative Agent shall have received a certificate dated the First Restatement Effective Date signed on behalf of the Company by the President, any Senior Vice President or any Vice President of the Company stating that all of the conditions in Sections 4A.06, 4A.07, 4A.08, 4A.09 and 5.01 have been satisfied on such date.

            4A.03 Opinions of Counsel. On the First Restatement Effective Date, the Administrative Agent shall have received (i) from Latham & Watkins, counsel to Parent, the Company and the Subsidiary Borrowers, an opinion addressed to the Administrative Agent and each of the Banks and dated the First Restatement Effective Date in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks, (ii) from E.O. Robinson, Jr., General Counsel to Parent and the Company, an opinion addressed to the Administrative Agent and each of the Banks and dated the First Restatement Effective Date in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks and (iii) from local gaming counsel reasonably satisfactory to the Administrative Agent, opinions each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks and shall cover New Jersey, Nevada and Illinois Gaming Regulations and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

            4A.04 Corporate Documents; Proceedings. (a) On the First Restatement Effective Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the First Restatement Effective Date, signed by the President, any Senior Vice President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit E to the 5-Year Credit Agreement with appropriate insertions, together with copies of the certificate of incorporation, partnership agreement and by-laws of such Credit Party (or equivalent organizational documents), as the case may be, and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent in its reasonable discretion.

            (b) All corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Banks, and the Administrative Agent shall have received true and correct copies of all Documents, together with all information and copies of all other documents and papers, including records of corporate proceedings, partnership proceedings, limited liability company proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            4A.05 Company/Sub Guaranty. On the First Restatement Effective Date, the Company and each other Guarantor (other than Parent) shall have duly authorized, executed and delivered an amended and restated Company/Sub Guaranty in the form of Exhibit F to the 5-Year Credit Agreement (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Company/Sub Guaranty").

            4A.06 8-3/4% Senior Subordinated Notes Redemption. On or prior to the First Restatement Effective Date, (i) the Company shall have mailed, or caused to be mailed, to the trustee for, and to the holders of, the 8-3/4% Senior Subordinated Notes a notice of redemption satisfying the applicable provisions of the 8-3/4% Senior Subordinated Notes Indenture, which notice of redemption shall call for redemption all of the outstanding 8-3/4% Senior Subordinated Notes on a date on or before the 33rd day after the First Restatement Effective Date and (ii) the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that all outstanding 8-3/4% Senior Subordinated Notes have been called for redemption in accordance with the provisions of this Section 4A.06.

            4A.07 Adverse Change. Since December 31, 1997, nothing shall have occurred (and neither the Administrative Agent nor the Banks shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Banks shall determine has had, or could reasonably be expected to have, (i) a material adverse effect on the rights or remedies of the Administrative Agent or the Banks, or on the ability of Parent, any Borrower or any other Credit Party to perform its obligations to the Administrative Agent and the Banks or (ii) a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

            4A.08 Litigation. On the First Restatement Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened (i) with respect to the Transaction, this Agreement, the other Documents or any documentation executed in connection herewith or therewith or the transactions contemplated hereby or thereby, (ii) with respect to any material Indebtedness of Parent or any of its Subsidiaries or (iii) which the Administrative Agent or the Required Banks shall determine could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

            4A.09 Approvals, etc. (a) On or prior to the First Restatement Effective Date, (i) all necessary governmental (domestic and foreign) and third party approvals and consents (including, in any event, (x) all required Gaming Authority approvals and consents, (y) all shareholder and board of director approvals and consents and (z) all approvals and consents (if any) required under Parent's and the Company's guaranty of the Cherokee Casino financing and the proposed Jazz Casino financing) required in connection with the transactions contemplated by this Agreement and the other Credit Documents which are to occur by the First Restatement Effective Date and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of such transactions or otherwise referred to herein or therein and (ii) the Administrative Agent shall have received copies or other evidence reasonably satisfactory to it of all such approvals and consents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by this Agreement or the other Credit Documents which are to occur by the First Restatement Effective Date or otherwise referred to herein or therein.

            (b) On or prior to the First Restatement Effective Date, the Administrative Agent shall have received evidence that the Banks are qualified under the New Jersey Gaming Regulations as financial sources or qualifiers, or are exempt or waived therefrom, and shall be satisfied that no other New Jersey, Nevada or other gaming license, authorization, qualification, waiver or exemption of the Banks is required on or prior to the First Restatement Effective Date by reason of this Agreement. The Administrative Agent also shall be satisfied in its discretion with any conditions or requirements imposed by the New Jersey, Nevada or other relevant Gaming Authorities upon the Banks, this Agreement, the other Documents or the Transaction.

            (c) On or prior to the First Restatement Effective Date, Parent, its shareholders and Subsidiaries shall have received any qualifications required under applicable Gaming Regulations in connection with this Agreement and the other Credit Documents, and the Borrowers and the Guarantors shall have received all other approvals, authorizations or consents of, or notices to or registrations with any governmental body and required releases and consents from other appropriate Persons (including, without limitation, the shareholders of Parent) in connection with this Agreement and the other Credit Documents and shall have provided copies or other satisfactory evidence of all approvals, authorizations or consents referred to above to the Administrative Agent.

            4A.10 5-Year Credit Agreement. On the First Restatement Effective Date, Parent, the Company, the Subsidiary Borrowers, the 5-Year Banks and the Administrative Agent shall have entered into the 5-Year Credit Agreement, and the 5-Year Credit Agreement shall be in full force and effect. On the First Restatement Effective Date, the Company shall have delivered to the Administrative Agent a true and correct copy of the 5-Year Credit Agreement, which shall be required to be in form and substance satisfactory to the Administrative Agent and the Required Banks.

            4A.11 Solvency Certificate. On the First Restatement Effective Date, there shall have been delivered to the Administrative Agent a certificate in the form of Exhibit G to the 5-Year Credit Agreement (appropriately completed), addressed to the Administrative Agent and each of the Banks and dated the First Restatement Effective Date, from the treasurer of Parent, providing the opinion of such treasurer as to the solvency of Parent, the Company, each Subsidiary Borrower and Parent and its Subsidiaries taken as a whole.

            4A.12 Historical Financial Statements; Pro Forma Financial Statements and Projections. On or prior to the First Restatement Effective Date, the Administrative Agent shall have received true and correct copies of the historical financial statements, the pro forma financial statements and the Projections referred to in Sections 6.05(a) and (d), which historical financial statements, pro forma financial statements and Projections shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

            4A.13 Payment of Fees; etc. (a) On the First Restatement Effective Date, all interest and Fees accrued (and not theretofore paid) under the Existing Credit Agreement shall be paid in full, and all other costs, fees and expenses owing to any of the Banks or the Administrative Agent under the Existing

Credit Agreement shall be paid to the extent due. Furthermore, on the First Restatement Effective Date, all costs, fees and expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby or otherwise agreed and payable to the Banks or the Administrative Agent shall have been paid to the extent due.

            (b) On the First Restatement Effective Date, all Interest Periods with respect to any outstanding Existing Revolving Loans shall have expired in accordance with the terms thereof or shall have been terminated by the Borrowers.

            SECTION 4B. Conditions Precedent to the Showboat Merger Effective Date and the incurrence of Loans on such date. The obligation of each Bank to make Loans on the Showboat Merger Effective Date to consummate the Showboat Merger is subject to the satisfaction of the following conditions:

            4B.01 First Restatement Effective Date. The First Restatement Effective Date shall have occurred.

            4B.02 Officer's Certificate. On the Showboat Merger Effective Date, the Administrative Agent shall have received a certificate dated the Showboat Merger Effective Date signed on behalf of the Company by the President, any Senior Vice President or any Vice President of the Company stating that all of the conditions in Section 4B.05, 4B.06, 4B.07, 4B.08, 5B.09, 4B.10, 4B.11 and
5.01 have been satisfied on such date.

            4B.03 Opinions of Counsel. On the Showboat Merger Effective Date, the Administrative Agent shall have received (i) from Latham & Watkins, counsel to Parent, the Company and the Subsidiary Borrowers, an opinion addressed to the Administrative Agent and each of the Banks and dated the Showboat Merger Effective Date in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks, (ii) from E.O. Robinson, Jr., General Counsel to Parent and the Company, an opinion addressed to the Administrative Agent and each of the Banks and dated the Showboat Merger Effective Date in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks and (iii) from local and foreign gaming counsel reasonably satisfactory to the Administrative Agent, opinions each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks and shall cover New Jersey, Nevada, Indiana, Illinois and Australian Gaming Regulations and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

            4B.04 Corporate Documents; Proceedings. All corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Banks, and the Administrative Agent shall have received true and correct copies of all the Documents, together with all information and copies of all other documents and papers, including records of corporate proceedings, partnership proceedings, limited liability company proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            4B.05 The Showboat Merger. On the Showboat Merger Effective Date,
(i) the Showboat Merger shall have been consummated in accordance with the Showboat Merger Documents and all applicable laws, (ii) each of the conditions precedent to the consummation of the Showboat Merger as set forth in the Showboat Merger Agreement (other than any immaterial conditions precedent) shall have been satisfied and not waived except with the consent of the Administrative Agent and the Required Banks to the satisfaction of the Administrative Agent and the Required Banks and (iii) the Administrative Agent shall have received true and correct copies of the Showboat Merger Agreement and the articles of merger to be filed with the Secretary of State of Nevada and the Administrative Agent shall have received verbal confirmation that such articles of merger have been filed therewith and all of the terms and conditions of the Showboat Merger Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

            4B.06 Existing Showboat Notes Tender Offers/Consent Solicitations. On or prior to the Showboat Merger Effective Date, Parent, the Company or Showboat shall have commenced the Existing Showboat Notes Tender Offers/Consent Solicitations and the Administrative Agent shall have received true and correct copies of all Existing Showboat Notes Tender Offers/Consent Solicitations Documents and all of the terms and conditions of such Documents shall be in form and substance reasonably satisfactory to the Administrative Agent; it being understood and agreed that, in any event, the terms of the Existing Showboat Notes Tender Offers/Consent Solicitations Documents will provide for each issue of Existing Showboat Notes to be purchased at the same time and for the Existing Showboat Notes Tender Offers/Consent Solicitations to remain open for the period required by law and to expire before the 90th day after the Showboat Merger Effective Date.

            4B.07 Existing Showboat Working Capital Facility. On or prior to the Showboat Merger Effective Date (x) the total commitments in respect of the Existing Showboat Working Capital Facility shall have been terminated, all loans with respect thereto shall have been repaid in full, together with interest thereon, all letters of credit issued thereunder shall have been terminated and all other amounts owing with respect thereto shall have been repaid in full and
(y) the creditors in respect of the Existing Showboat Working Capital Facility shall have terminated and released all guarantees granted by, and all security interests in and Liens on the capital stock of and assets owned by, Showboat or any of its Subsidiaries, or release arrangements satisfactory to the Administrative Agent with respect thereto shall have been made.

            4B.08 Adverse Change. Since December 31, 1997, nothing shall have occurred (and neither the Administrative Agent nor the Banks shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Banks shall determine has had, or could reasonably be expected to have, (i) a material adverse effect on the rights or remedies of the Administrative Agent or the Banks, or on the ability of Parent, any Borrower or any other Credit Party to perform its obligations to the Administrative Agent and the Banks or (ii) a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole or Showboat and its Subsidiaries taken as a whole.

            4B.09 Litigation. On the Showboat Merger Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened (i) with respect to the Transaction, this Agreement, the other Documents or any documentation executed in connection herewith or therewith or the transactions contemplated hereby or thereby, (ii) with respect to any material Indebtedness of Parent, Showboat or any of their respective Subsidiaries or (iii) which the Administrative Agent or the Required Banks shall determine could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole or Showboat and its Subsidiaries taken as a whole.

            4B.10 Approvals, etc. (a) On or prior to the Showboat Merger Effective Date (i) all necessary governmental (domestic and foreign) and third party approvals and consents (including, in any event, (x) all required Gaming Authority approvals and consents and (y) all shareholder and board of director approvals and consents) required in connection with the Showboat Merger and the other components of the Transaction that are to occur on or after such date and otherwise referred to herein or therein shall have been obtained and remain in full force and effect (other than any approvals not then required to be obtained with respect to the Existing Showboat Notes Tender Offers/Consent Solicitations), and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Showboat Merger or such other component of the Transaction that is to occur on or after such date or otherwise referred to herein or therein and (ii) the Administrative Agent shall have received copies or other evidence reasonably satisfactory to it of all such approvals and consents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Showboat Merger or such other component of the Transaction that is to occur on or after such date or otherwise referred to herein or therein.

            (b) On or prior to the Showboat Merger Effective Date, the Administrative Agent shall be satisfied that, except as obtained pursuant to
Section 4A.09, no other New Jersey, Nevada, Illinois, Indiana or other gaming license, authorization, qualification, waiver or exemption of the Banks is required on or prior to the Showboat Merger Effective Date by reason of this Agreement or the other Documents. The Administrative Agent also shall be satisfied in its discretion with any conditions or requirements imposed by the New Jersey, Nevada, Illinois or Indiana or other relevant Gaming Authorities upon the Banks, this Agreement, the other Documents or the Transaction.

            (c) On or prior to the Showboat Merger Effective Date, Parent, its shareholders and Subsidiaries and Showboat and its Subsidiaries shall have received any qualifications required under applicable Gaming Regulations in connection with the Showboat Merger and the other components of the Transaction that are to occur on or after such date, and the Borrowers, the Guarantors and Showboat and its Subsidiaries shall have received all other approvals, authorizations or consents of, or notices to or registrations with any governmental body and required releases and consents from other appropriate Persons (including, without limitation, the shareholders of Parent) in connection therewith and shall have provided copies or other satisfactory evidence of all approvals, authorizations or consents referred to above to the Administrative Agent.

            4B.11 Solvency Certificate. On the Showboat Merger Effective Date, there shall have been delivered to the Administrative Agent a certificate in the form of Exhibit G to the 5-Year Credit Agreement (appropriately completed), addressed to the Administrative Agent and each of the Banks and dated the Showboat Merger Effective Date, from the treasurer of Parent, providing the opinion of such treasurer as to the solvency of Parent, the Company, each Subsidiary Borrower and Parent and its Subsidiaries taken as a whole.

            4B.12 Schedules. On the Showboat Merger Effective Date, the Company shall have delivered to the Administrative Agent true and complete copies of supplements to Schedules III through VIII, which Schedules (i) shall be supplemented to set forth the relevant information with respect to Showboat and its Subsidiaries and (ii) shall be in form and substance satisfactory to the Administrative Agent.

            SECTION 5. Conditions Precedent to All Loans. The obligation of each Bank to make Loans (including Loans made on the First Restatement Effective Date and on the Showboat Merger Effective Date), is subject, at the time of the making of each such Loan (except as hereinafter indicated), to the satisfaction of the following conditions:

            5.01 No Default; Representations and Warranties. At the time of each such Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            5.02 Notice of Borrowing; Competitive Bid Loans. (a) Prior to the making of each Revolving Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03.

            (b) Prior to the making of any Competitive Bid Loans, (i) all of the applicable conditions specified in Section 1.04 shall have been satisfied and
(ii) the Company's Indebtedness shall be rated at least BBB- Senior Implied by S&P or at least Baa3 Senior Implied by Moody's.

            5.03 Election to Become a Subsidiary Borrower. Prior to the incurrence of any Loans by a Subsidiary Borrower which is not a Subsidiary Borrower on the First Restatement Effective Date, the following additional conditions shall be satisfied:

            (i) such new Subsidiary Borrower shall have duly authorized, executed and delivered to the Administrative

      Agent an Election to Become a Subsidiary Borrower in the form of Exhibit D, which shall be in full force and effect; and

            (ii) to the extent not previously accomplished, such Subsidiary Borrower shall have duly authorized, executed and delivered to the Administrative Agent counterparts of the Company/Sub Guaranty, together with such other documents, certificates, resolutions, opinions and writings that would have been required to be delivered pursuant to Sections 4.03 and 4.04 if such Subsidiary Borrower had been subject to such Sections on the First Restatement Effective Date, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

            The occurrence of the First Restatement Effective Date and the acceptance of the proceeds of each Loan shall constitute a representation and warranty by Parent and the respective Borrower to the Administrative Agent and each of the Banks that all the conditions specified in Section 4 and in this
Section 5 and applicable to such Loan have been satisfied as of that time. All of the Revolving Notes, certificates, legal opinions and other documents and papers referred to in Section 4 and in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Revolving Notes, in sufficient counterparts for each of the Banks and shall be in form and substance satisfactory to the Required Banks.

            Notwithstanding anything to the contrary contained above or in
Section 12.10, if the First Restatement Effective Date does not occur on or prior to July 1, 1998, then it shall not thereafter occur (unless the Required Banks agree in writing to an extension of such date), and this Agreement shall cease to be of any force or effect and the Existing Credit Agreement shall continue to be effective, as the same may have been, or may thereafter be, amended, modified or supplemented from time to time.

            SECTION 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, each of Parent, the Company and each Subsidiary Borrower makes the following representations, warranties and agreements, in each case after giving effect to the First Restatement Effective Date, all of which shall survive the execution and delivery of this Agreement and any Revolving Notes issued hereunder and the making of the Loans, with the occurrence of the First Restatement Effective Date and the making of each Loan on or after the First Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct on and as of the First Restatement Effective Date and on the date of each such Loan (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty as to Showboat or any of its Subsidiaries shall not be made until the consummation of the Showboat Merger).

            6.01 Status. Each of Parent and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

            6.02 Power and Authority. Each Credit Party has the corporate, partnership or limited liability company power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate, partnership or limited liability company action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            6.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Parent or any of its Subsidiaries pursuant to the terms of any indenture (including the indentures governing the terms of the Existing Showboat Notes or any other Indebtedness of Showboat or any of its Subsidiaries which is to remain outstanding after the Showboat Merger Effective Date), mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Parent or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, partnership agreement, limited liability company agreement or by-laws (or equivalent organizational documents) of Parent or any of its Subsidiaries.

            6.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the First Restatement Effective Date or on or prior to the Showboat Merger Effective Date in the case of the Showboat Merger), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the Transaction, (ii) the execution, delivery and performance of any Document or (iii) the legality, validity, binding effect or enforceability of any such Document.

            6.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The statements of financial condition of Parent and its Consolidated Subsidiaries at December 31, 1997, and the related statements of income and cash flow and changes in shareholders' equity of Parent and its Consolidated Subsidiaries for the fiscal year ended on such date, copies of which were furnished to the Banks prior to the First Restatement Effective Date, present fairly the financial condition of Parent and its Consolidated Subsidiaries at the date of such statements of financial condition and the results of the operations of Parent and its Consolidated Subsidiaries for the fiscal year covered thereby. The statements of financial condition of Showboat and its Consolidated Subsidiaries at December 31, 1997, and the related statements of income and cash flow and changes in shareholders' equity of Showboat and its Consolidated Subsidiaries for the fiscal year ended on such date, copies of which were furnished to the Banks prior to the First Restatement Effective Date, present fairly the financial condition of Showboat and its Consolidated Subsidiaries at the date of such statements of financial condition and the results of the operations of Showboat and its Consolidated Subsidiaries for the fiscal year covered thereby. All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. The pro forma consolidated financial statements of Parent and its Consolidated Subsidiaries as of December 31, 1997, after giving effect to the Transaction and the financing therefor, copies of which have been furnished to the Banks prior to the First Restatement Effective Date, present fairly the pro forma consolidated financial position of Parent and its Consolidated Subsidiaries as of December 31, 1997 and the pro forma consolidated results of operations of Parent and its Consolidated Subsidiaries for the fiscal year covered thereby. All such pro forma financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since December 31, 1997, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

            (b) On and as of the First Restatement Effective Date and the Showboat Merger Effective Date, both before and after giving effect to all Indebtedness (including the Loans) being incurred or assumed and Liens created by Parent and its Subsidiaries in connection therewith, (a) the sum of the assets, at a fair valuation, of each of Parent, the Company, each Subsidiary Borrower, Parent and its Subsidiaries taken as a whole and the Company and its Subsidiaries taken as a whole will exceed their respective debts; (b) none of Parent, the Company, any Subsidiary Borrower, Parent and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole has incurred, nor do they intend to incur or believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and (c) each of Parent, the Company, each Subsidiary Borrower, Parent and its Subsidiaries taken as a whole and the Company and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its respective business. For purposes of this
Section 6.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (c) Except as fully disclosed in the financial statements delivered pursuant to Section 6.05(a), there were as of the First Restatement Effective Date no liabilities or obligations with respect to Parent or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to Parent and its Subsidiaries taken as a whole. As of the First Restatement Effective Date, neither Parent nor any Borrower knows of any basis for the assertion against Parent or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 6.05(a) which, either individually or in the aggregate, is material to Parent and its Subsidiaries taken as a whole.

            (d) On and as of the First Restatement Effective Date and, assuming the consummation of the Showboat Merger as contemplated herein, on and as of the Showboat Merger Effective Date, (i) the financial projections (the "Projections") set forth in the Confidential Information Memorandum and prepared by Parent were prepared based upon the assumptions concerning various industry trends described therein for the periods presented, (ii) the Projections were based on good faith assumptions and estimates, and (iii) although a range of possible different assumptions and estimates might also be reasonable, neither Parent nor the Company is aware of any facts that would lead either of them to believe that the assumptions and estimates on which the Projections were based are not reasonable; provided that no assurance can be given that the projected results will be realized or with respect to the ability of Parent and its Subsidiaries to achieve the projected results, and while the Projections are necessarily presented with numerical specificity, the actual results achieved during the periods presented in all likelihood will differ from the projected results and such differences may be material.

            6.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Parent or any Borrower, threatened (i) with respect to any Document or the Transaction, (ii) with respect to any material Indebtedness of Parent or any of its Subsidiaries or (iii) except as set forth on Schedule VIII so long as there are no adverse judgments regarding such litigation, that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

            6.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Parent or its Subsidiaries in writing to the Administrative Agent or any Bank (including, without limitation, all information contained in the Confidential Information Memorandum and the Documents) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Parent or its Subsidiaries in writing to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

            6.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans shall be used by the Borrowers (i) to effect the Transaction, (ii) to pay fees and expenses related to the Transaction and (iii) for the Borrowers' and their Subsidiaries' general corporate purposes.

            (b) Except to finance the Showboat Merger and as otherwise permitted by Section 8.05, but in each case subject to the last sentence of this Section 6.08(b), no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. At the time of each Loan and after giving effect thereto (including after giving effect to the application of the proceeds therefrom), no more than 25% of the value of the assets of Parent and its Subsidiaries on a consolidated basis shall constitute Margin Stock.

            6.09 Tax Returns and Payments. Each of Parent and each of its Subsidiaries and each Person for whose tax Parent or any of its Subsidiaries could be liable has filed or caused to be filed with the appropriate taxing authority, all Federal and all other material returns, statements, forms and reports for all taxes (the "Returns") required to be filed by it and has paid or caused to be paid (i) all material taxes due for the periods covered thereby and
(ii) all taxes pursuant to any assessment received by Parent, any of its Subsidiaries or any such Person, excluding, in each case, any such taxes that have been contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as disclosed on Schedule II, as of the First Restatement Effective Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Parent or any of its Subsidiaries, threatened by any governmental or taxing authority regarding any material taxes relating to Parent or any of its Subsidiaries. Except as disclosed on Schedule II, as of the First Restatement Effective Date, neither Parent nor any of its Subsidiaries has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of any material taxes of Parent or any of its Subsidiaries.

            6.10 Compliance with ERISA. Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; neither Parent nor any Subsidiary of Parent nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to Parent or any Subsidiary of Parent or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of Parent or any Subsidiary of Parent or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Parent and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability to any person interested therein other than accrued benefits; it being understood that any representation or warranty made in this Section
6.10 with respect to any multiemployer plan (labor union) is to the best knowledge of Parent, the Company and each Subsidiary Borrower.

            6.11 Properties. Parent and each of its Subsidiaries have good title to all material properties owned by them, free and clear of all Liens, other than Liens permitted by Section 8.01.

            6.12 Capitalization. (a) On the First Restatement Effective Date, the authorized capital stock of Parent shall consist of (i) 360,000,000 shares of common stock, $.10 par value per share, of which, as of December 31, 1997, 101,035,898 shares were issued and outstanding, (ii) 150,000 shares of preferred stock, $100 par value per share, of which no shares are issued and outstanding and (iii) 5,000,000 shares of special stock, $1.125 par value per share, of which no shares are issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the First Restatement Effective Date and except as disclosed in the most recent report on Form 10-K filed by Parent with the SEC, Parent does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            (b) On the First Restatement Effective Date, the authorized capital stock of the Company shall consist of 1,000 shares of common stock, $1.00 par value per share, all of which shares were issued and outstanding and owned by Parent. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. The Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            6.13 Subsidiaries. Except as otherwise agreed by the Required Banks, Parent has no Subsidiaries other than (i) the Company and its Subsidiaries and
(ii) Aster Insurance Ltd. All Subsidiaries of the Company as of the First Restatement Effective Date, and the direct owner of the capital stock thereof, are listed on Schedule III. Schedule III also accurately shows, as of the First Restatement Effective Date, with respect to each Subsidiary (i) whether such Subsidiary is a Material Subsidiary and (ii) whether such Subsidiary is a Guarantor.

            6.14 Compliance with Statutes, etc. Each of Parent and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

            6.15 Investment Company Act. Neither Parent nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            6.16 Public Utility Holding Company Act. Neither Parent nor any of its Subsidiaries is a "holding company," or a

"subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            6.17 Environmental Matters. (a) Parent and each of its Subsidiaries have complied with, and on the date of each such Loan are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of Parent or any Borrower after due inquiry, past or threatened Environmental Claims against Parent or any of its Subsidiaries or any Real Property owned or operated by Parent or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by Parent or any of its Subsidiaries or, to the best knowledge of Parent or any Borrower after due inquiry, on any property adjoining or in the vicinity of any such Real Property that, to the best knowledge of Parent or any Borrower after due inquiry, could reasonably be expected (i) to form the basis of an Environmental Claim against Parent or any of its Subsidiaries or any such Real Property that individually or in the aggregate could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole, or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Parent or any of its Subsidiaries under any applicable Environmental Law.

            (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Parent or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by Parent or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law. There are not now any underground storage tanks located on any Real Property owned or operated by Parent or any of its Subsidiaries which are not in compliance with all Environmental Laws.

            (c) Notwithstanding anything to the contrary in this Section 6.17, the representations made in this Section 6.17 shall only be untrue if the effect of any or all failures and noncompliances of the types described above, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

            6.18 Labor Relations. Neither Parent nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against Parent or any of its Subsidiaries or, to the best knowledge of the Parent or any Borrower, threatened against Parent or any of its Subsidiaries, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Parent or any of its Subsidiaries or, to the best knowledge of Parent or any Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Parent or any of its Subsidiaries or, to the best knowledge of Parent or any Borrower, threatened against Parent or any of its Subsidiaries and (iii) to the best knowledge of Parent or any Borrower, no union representation question existing with respect to the employees of Parent or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

            6.19 Patents, Licenses, Franchises and Formulas. Each of Parent and its Subsidiaries own all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, either individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

            6.20 Existing Indebtedness. Schedule IV sets forth a true and complete list of all Indebtedness of Parent and its Subsidiaries as of the First Restatement Effective Date and which is to remain outstanding after giving effect thereto, in each case showing the respective borrower thereof (excluding

Indebtedness under this Agreement and the 5-Year Credit Agreement), with Part A of such Schedule IV to indicate that Indebtedness which constitutes "Existing Indebtedness" under Section 8.04(ii) of the Existing Credit Agreement and Part B of such Schedule IV to indicate all such other Indebtedness of Parent and its Subsidiaries.

            6.21 Transaction. At the time of consummation thereof, each component of the Transaction shall have been consummated in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate each component of the Transaction have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon any component of the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon any component of the Transaction, or the incurrence of any Loan or the performance by a Credit Party of its obligations under the Documents to which it is party. All actions taken by each Credit Party pursuant to or in furtherance of each component of the Transaction have been taken in compliance with the respective Documents and all applicable laws.

            6.22 No Other Ventures. Except as set forth on Schedule V, as of the First Restatement Effective Date, neither Parent nor any of its Subsidiaries is engaged in any Joint Venture or partnership with any other Person.

            SECTION 7. Affirmative Covenants. Each of Parent, the Company and each Subsidiary Borrower covenants and agrees that on and after the First Restatement Effective Date and until the Total Revolving Loan Commitment has terminated and the Loans and the Revolving Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

            7.01 Information Covenants. Parent will furnish to each Bank:

            (a) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of Parent, the consolidated balance sheet of Parent and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer, controller or treasurer of Parent, subject to normal year-end audit adjustments.

            (b) Annual Financial Statements. Within 120 days after the close of each fiscal year of Parent, the consolidated balance sheet of Parent and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Arthur Andersen LLP or another firm of independent certified public accountants of recognized national standing, together with a statement of the firm of such independent accountants as to whether, in conducting their audit, anything came to their attention to cause them to believe that Parent and the Company were not in compliance with Sections 8.07, 8.08 and 8.09, insofar as such Sections relate to accounting and auditing matters, on the date of such statements.

            (c) Budgets. No later than 90 days after the commencement of each fiscal year of Parent, a budget which shall include an annual balance sheet for such fiscal year, quarterly statements of income and sources and uses of cash for each of the four fiscal quarters of such fiscal year, together with a business plan for such fiscal year, in each case consolidated for Parent and its Subsidiaries, and accompanied by a statement of the chief financial officer, controller or treasurer of Parent that the budget has been approved by the Board of Directors of Parent or the Company.

            (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), a certificate of the chief financial officer, controller or treasurer of Parent to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth (i) the calculations required to establish whether Parent and the Borrowers were in compliance with the provisions of Sections 2.03(c) and (d),

      8.03(v), 8.04(vi), 8.04(vii), 8.04(x) through and including 8.04(xii) and
      8.04(xv), 8.05 and 8.07 through 8.09, inclusive, at the end of such fiscal quarter or year, as the case may be, (ii) the Senior Implied Indebtedness ratings, if any, assigned by Moody's and S&P to the Company's Indebtedness at the end of such fiscal quarter or year, as the case may be, and (iii) the Reduction Discount, if any, for the Margin Reduction Period commencing with the delivery of such financial statements.

            (e) Notice of Default or Litigation. Promptly upon, and in any event within three Business Days after, an officer of Parent or any Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding (including any investigation by any Gaming Authority) pending (x) against Parent or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of Parent or any of its Subsidiaries or (z) with respect to the Transaction or any Document.

            (f) Other Reports and Filings. Promptly, (i) copies of all financial statements, reports and proxy materials which Parent has mailed to its shareholders generally, (ii) copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalent) which Parent or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereof (the "SEC") and (iii) to the extent not otherwise provided to the Banks, copies of all notices, reports and financial statements which Parent or any of its Subsidiaries shall deliver to holders of any issue of Indebtedness if the aggregate principal amount thereof exceeds (or upon the utilization of any unused commitments may exceed) $25,000,000 pursuant to the terms of the documentation governing any such issue of Indebtedness (or any trustee, agent or other representative therefor).

            (g) Environmental Matters. Promptly upon, and in any event within ten Business Days after, an officer of Parent or any Borrower obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole: (i) any pending or threatened Environmental Claim against Parent or any of its Subsidiaries or any Real Property owned or operated by Parent or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by Parent or any of its Subsidiaries that (a) results in noncompliance by Parent or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned or operated by Parent or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Parent or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Parent or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event Parent shall deliver to each Bank all notices received by Parent or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Parent's or such Subsidiary's response thereto. In addition, Parent will provide the Banks with copies of all material written communications by Parent or any of its Subsidiaries with any government or governmental agency relating to Environmental Laws, all material written communications with any person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Banks.

            (h) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Parent or its Subsidiaries as the Administrative Agent or any Bank may reasonably request.

            7.02 Books, Records and Inspections. Parent will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Parent will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, at the Administrative Agent's or such Bank's expense and under guidance of officers of Parent or such Subsidiary, any of the properties of Parent or such Subsidiary, and to examine the books of account of Parent or such Subsidiary and discuss the affairs, finances and accounts of Parent or such Subsidiary with, and be advised as to the same by, its and their officers and independent public accountants, provided that a representative of Parent or such Subsidiary is present, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Bank may request, provided that the Administrative Agent and the Banks shall have no right pursuant to this Section
7.02 to obtain any information relating to (i) the identity of gaming patrons obligated under Markers or (ii) any filings made pursuant to Regulation 6A or
6.090 of the Regulations of the Nevada Gaming Commission (except that the Administrative Agent and the Banks may review the reports of an independent auditor with respect to such filings).

            7.03 Maintenance of Property; Insurance. (a) Parent will, and will cause each of its Material Subsidiaries to, keep all property necessary in the reasonable conduct of its business in good working order and condition.

            (b) Schedule VI sets forth a true and complete listing of all insurance maintained by Parent and its Subsidiaries as of the First Restatement Effective Date. Parent will maintain, and will cause each of its Material Subsidiaries to maintain, (i) physical damage insurance on all real and personal property on an all risk basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, and (ii) such other insurance coverage in such amounts and with respect to such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which Parent or any of its Subsidiaries operates; provided, however, that flood, earthquake and business interruption insurance will be required only to the extent available on a commercially reasonable basis and so long as it is consistent with reasonable and prudent insurance underwriting practices. All such insurance shall be provided by insurers having an A.M. Best general policyholders service rating of not less than "B+VI" or such other insurers as the Administrative Agent may approve in writing. Parent will deliver to the Banks (i) upon request of any Bank through the Administrative Agent from time to time full information as to the insurance carried, (ii) for all material insurance, within five days of receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal of any insurance coverage of Parent or any of its Material Subsidiaries with respect to any material insurance coverage of Parent or any of its Subsidiaries. Nothing in this Section 7.03(b) shall be construed to restrict the right of Parent or any Material Subsidiaries from obtaining blanket insurance, or self insurance of certain risks to the extent such insurance is consistent with the past practices of Parent or such Material Subsidiary and consistent with reasonable and prudent insurance underwriting practices. If Parent or any of its Material Subsidiaries shall fail to insure its property in accordance with this Section 7.03(b), the Administrative Agent shall have the right (but shall be under no obligation) upon notice to Parent or the respective Material Subsidiary to procure such insurance and Parent and each Borrower agrees to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.

            7.04 Corporate Franchises. Parent will, and will cause each of its Material Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 7.04 shall prevent (i) sales of stock or assets by Parent or any of its Subsidiaries in accordance with Section 8.02, (ii) the withdrawal by Parent or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole or (iii) the taking of any action respecting any right, franchise, license or patent determined by the management of Parent or such Subsidiary to be in the best interest of Parent or such Subsidiary.

            7.05 Compliance with Statutes, etc. Parent will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations (including Gaming Regulations) and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

            7.06 Compliance with Environmental Laws. Except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole, (i) Parent will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned, leased or operated by Parent or any of its Subsidiaries,
(ii) Parent will, and will cause each of its Subsidiaries to, promptly pay or cause to be paid all costs and expenses incurred in such compliance, (iii) Parent will, and will cause each of its Subsidiaries to, keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (iv) neither Parent nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit (to the extent within Parent's or such Subsidiary's reasonable control) the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or managed by Parent or any of its Subsidiaries, or transport or permit (to the extent within Parent's or such Subsidiary's reasonable control) the transportation of Hazardous Materials to or from any such Real Property except in compliance with all applicable Environmental Laws and as reasonably required in connection with the operation, use and maintenance of any such Real Property in the conduct of Parent's or such Subsidiary's business.

            7.07 ERISA. As soon as possible and, in any event, within 10 days after Parent or any Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Parent will deliver to each of the Banks a certificate of the chief financial officer, controller or treasurer of Parent setting forth details as to such occurrence and the action, if any, which Parent, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Parent, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent to that Parent has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; that Parent, any Subsidiary of Parent or any ERISA Affiliate will or may incur any material liability (including any contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under
Section 401(a)(29), 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA. At the request of any Bank, Parent will deliver to such Bank (i) a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required to be filed with Form 5500, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue
Service and (ii) in addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any records, documents or other information required to be furnished to the PBGC, and any material notices received by Parent or any Subsidiary of Parent or any ERISA Affiliate with respect to any Plan.

            7.08 End of Fiscal Years; Fiscal Quarters. Parent and the Company will cause (i) each of its fiscal years to end on December 31, and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31.

            7.09 Performance of Obligations. Parent will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

            7.10 Payment of Taxes. Parent will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of Parent or any of its Subsidiaries; provided that neither Parent nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

            7.11 Additional Guarantors; etc. (a) In the event that at any time after the First Restatement Effective Date (A) Des Plaines Development L.P. becomes a Wholly-Owned Subsidiary of the Company, (B) any Person becomes (x) a First-Tier Material Subsidiary, (y) a Material Subsidiary pursuant to clause
(ii) of the definition thereof or (z) a guarantor under the 5-Year Credit Agreement or (C) any Person is required to comply with the provisions of this
Section 7.11(a) as a result of a merger or consolidation permitted by Section 8.02(vi) or a transfer permitted by Section 8.02(vii) (it being understood and agreed that any such Person under this clause (C) shall be required to take the action required below contemporaneously with such merger, consolidation or transfer), then Parent and the Company will, except as otherwise provided in the last sentence of this clause (a), cause Des Plaines Development L.P. and each such other Person (Des Plaines Development L.P. and each such other Person, together with any Person required to execute a counterpart of the Company/Sub Guaranty pursuant to clause (b) of this Section 7.11, a "Required Additional Guarantor"), within 30 days after it becomes (or at the time it becomes, as the case may be) a Required Additional Guarantor, to duly authorize, execute and deliver to the Administrative Agent a counterpart of the Company/Sub Guaranty, together with such other documents, certificates, resolutions, opinions and writings that would have been required to be delivered pursuant to Sections 4A.03 and 4A.04 if such Subsidiary had been a Guarantor on the First Restatement Effective Date and subject to such Sections on such date, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, (x) any Subsidiary of the Company which is not a Wholly-Owned Subsidiary or which has outstanding Non-Recourse Indebtedness pursuant to Section 8.04(x) shall not be required to become a Guarantor pursuant to the Company/Sub Guaranty and (y) neither Showboat nor any of its Subsidiaries shall be required to become a Guarantor under the Company/Sub Guaranty pursuant to this clause (a) until the consummation of the Existing Showboat Notes Tender Offers/Consent Solicitations, the Existing Showboat Notes Defeasances or such earlier time as the terms of the Existing Showboat Notes would permit.

            (b) In addition to the requirements of clause (a) of this Section 7.11, within 30 days following the consummation of the Existing Showboat Notes Tender Offers/Consent Solicitations, the Existing Showboat Notes Defeasances or such earlier time as the terms of the Existing Showboat Notes would permit, Showboat, Ocean Showboat, Inc., Atlantic City Showboat, Inc., Showboat Operating Company, Showboat Indiana Investment Limited Partnership and, if and when it becomes a Wholly-Owned Subsidiary of the Company and to the extent permitted by the terms of its existing indebtedness agreements, Showboat Marino Casino Partnership, each shall execute and deliver to the Administrative Agent a counterpart of the Company/Sub Guaranty, together with the other documents, certificates, resolutions, opinions and writings required to be delivered by a Required Additional Guarantor pursuant to clause
(a) of this Section 7.11.

            7.12 Showboat Change of Control Offers to Purchase and Showboat Change of Control Purchases; Existing Showboat Notes Tender Offers/Consent Solicitations. (a) Parent, the Company or Showboat will commence the Showboat Change of Control Offers to Purchase in accordance with (and to the extent required by) the terms of the respective Existing Showboat Notes Indentures and all applicable laws. In addition, Parent, the Company or Showboat will purchase all Existing Showboat Notes required to be purchased by it pursuant to the terms of the Showboat Change of Control Offers to Purchase, it being understood that the Showboat Change of Control Offers to Purchase shall occur before the 90th day after the Showboat Merger Effective Date.

            (b) At the expiration of the Existing Showboat Notes Tender Offers/Consents Solicitations, and provided that the Minimum Condition and the other conditions precedent described in the Existing Showboat Notes Tender Offers/Consent Solicitations Documents have been satisfied, (i) Parent, the Company or Showboat will purchase all Existing Showboat Notes tendered, and not theretofore withdrawn, pursuant to the Existing Showboat Notes Tender Offers/Consents Solicitations and (ii) in the event that less than 100% of the Existing Showboat Notes have been so purchased, Showboat and each of the trustees for the Existing Showboat Notes shall have duly executed and delivered the respective Existing Showboat Notes Indenture Supplements. It is understood and agreed that, notwithstanding anything to the contrary contained above in this clause (b) or elsewhere in this Agreement, in the event that the Minimum Condition has not been satisfied on or prior to the 90th day following the Showboat Merger Effective Date, then no Existing Showboat Notes will be accepted for purchase pursuant to the Existing Showboat Notes Tender Offers/Consent Solicitations or otherwise (other than pursuant to the Showboat Change of Control Offers to Purchase or pursuant to the Existing Showboat Notes Defeasances).

            (c) Parent and the Company will promptly deliver to the Administrative Agent evidence reasonably satisfactory to it that the applicable provisions of this Section 7.12 have been complied with in accordance with the terms hereof.

            7.13 Existing Showboat Notes Defeasances. In the event that Parent, the Company or Showboat elects to consummate the Existing Showboat Notes Defeasances (and to the extent) as permitted by Section 8.10, Parent, the Company or Showboat shall take all actions as are required pursuant to the applicable provisions of the Existing Showboat Note Indentures to ensure that Showboat's and its Subsidiaries' respective obligations under the Existing Showboat Note Indentures and the Existing Showboat Notes are terminated (other than those limited obligations which expressly survive such defeasances as set forth in the respective Existing Showboat Note Indentures) and that all collateral securing such obligations are released (other than those Liens permitted by Section 8.01(xx)). Within 95 days following the deposit of cash and/or U.S. government obligations by Parent, the Company or Showboat to consummate the Existing Showboat Notes Defeasances, Parent, the Company or Showboat shall deliver to the Administrative Agent evidence, in form and substance reasonably satisfactory to the Administrative Agent, that the Existing Showboat Notes Defeasances have become effective in accordance with the terms of the Existing Showboat Note Indentures and that the Existing Showboat Notes are no longer deemed "outstanding".

            7.14 8-3/4% Senior Subordinated Notes Redemption. On or prior to the 33rd day after the First Restatement Effective Date, (i) the Company shall have consummated the 8-3/4% Senior Subordinated Notes Redemption in accordance with the 8-3/4% Senior Subordinated Note Redemption Documents, the 8-3/4% Senior Subordinated Notes Indenture and all applicable laws and (ii) the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that all outstanding 8-3/4% Senior Subordinated Notes have been redeemed in full and that the 8-3/4% Senior Subordinated Notes Indenture has been discharged.

            SECTION 8. Negative Covenants. Each of Parent, the Company and each Subsidiary Borrower covenants and agrees that on and after the First Restatement Effective Date and until the Total Revolving Loan Commitment has terminated and the Loans and the Revolving Notes, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

            8.01 Liens. Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Parent or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Parent or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

            (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

            (ii) Liens in respect of property or assets of Parent or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of Parent's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of Parent or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

            (iii) Liens permitted pursuant to Section 8.01(iii) of the Existing Credit Agreement which remain in existence on the First Restatement Effective Date and which are listed, and the property subject thereto described, in Schedule VII, but only to the respective date, if any, set forth in such Schedule VII for the removal and termination of any such Liens, without any renewals or extensions thereof and Liens on the assets of Showboat and its Subsidiaries which remain in existence on the Showboat Merger Effective Date and which are listed, and the property thereto described, in the supplement to Schedule VIII delivered pursuant to
      Section 5B.12, but only to the respective date, if any, set forth in such supplement to Schedule VIII for the removal and termination of any such Liens, without any renewals or extensions thereof;

            (iv) Liens on cash and/or U.S. government obligations that are deposited by the Company with the trustee under the

      8-3/4% Senior Subordinated Notes Indenture pending the consummation of the 8-3/4% Senior Subordinated Notes Redemption;

            (v) leases or subleases granted to other Persons not materially interfering with the conduct of the business of Parent or any of its Subsidiaries or materially detracting from the value of the respective assets of Parent or such Subsidiary;

            (vi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security in the ordinary course of business;

            (vii) Liens placed upon equipment or machinery used in the ordinary course of business of the Company or any of its Subsidiaries at the time of acquisition thereof by the Company or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof provided that (x) the aggregate principal amount of all Indebtedness secured by Liens permitted by this clause (vii) incurred in any fiscal year of Parent does not exceed $1,000,000 and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of Parent or such Subsidiary;

            (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Parent or any of its Subsidiaries;

            (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases;

            (x) Liens arising out of judgments or awards in respect of which Parent or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $15,000,000 at any time outstanding;

            (xi) statutory and common law landlords' liens under leases to which Parent or any of its Subsidiaries is a party;

            (xii) Liens incurred or deposits made to secure the performance of tenders, bids, statutory obligations, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

            (xiii) Liens securing reimbursement obligations with respect to commercial and standby letters of credit incurred by the Company or any of its Subsidiaries in the ordinary course of business provided that (x) each such letter of credit is in a face amount of less than $1,000,000 and (y) the aggregate face amount of all such letters of credit does not exceed $5,000,000;

            (xiv) restrictions pursuant to legends on stock required by (x) Gaming Regulations and (y) the partnership agreement for Harrah's Jazz (as such partnership agreement is in effect on the Restatement Effective
      Date), in each case to the extent such restrictions constitute a Lien;

            (xv) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary of Parent so long as any such Lien was not created in contemplation of such event;

            (xvi) any Lien existing on any asset prior to the acquisition thereof by the Company or any of its Subsidiaries so long as any such Lien was not created in contemplation of such acquisition;

            (xvii) Liens on equipment or machinery subject to Capitalized Lease Obligations to the extent permitted by Section 8.04(v);

            (xviii) Liens securing Non-Recourse Indebtedness of Specified Subsidiaries permitted under Section 8.04(x) so long as such Liens only encumber the Gaming Properties owned by Specified Subsidiaries being developed or financed with such Non-Recourse Indebtedness, including any Real Property and furniture, fixtures and equipment related thereto, it being understood and agreed that such assets of Specified Subsidiaries also may secure Non-Recourse Indebtedness incurred by other Specified Subsidiaries pursuant to Section 8.04(x);

            (xix) Liens on the Company's or any of its Subsidiaries' respective equity interest in any Joint Venture so long as such Liens only secure Indebtedness of such Joint Venture; and

            (xx) Liens on cash and/or U.S. government obligations that are deposited by the Company or Showboat with the respective trustees under the Existing Showboat Notes Indenture in order to effect the Existing Showboat Notes Defeasances.

            8.02 Consolidation, Merger, Purchase or Sale of Assets, etc. (a) Parent will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its assets, whether in a single transaction or a series of related transactions, except that:

            (i) the Company and its Subsidiaries may sell assets, whether in a single sale or series of related sales, having a fair market value (as determined in good faith by Parent or the Company) of less than $50,000,000 so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale is in an arm's-length transaction and the Company or the respective Subsidiary receives at least fair market value (as determined in good faith by Parent or the Company),
      (iii) the total consideration received by the Company or such Subsidiary is at least 50% cash and is received at the time of the closing of such sale and (iv) any Net Sale Proceeds in excess of $75,000,000 that are received in any fiscal year of the Company in connection with all asset sales made pursuant to this clause (i) are applied to reduce the Total Revolving Loan Commitment pursuant to Section 2.03(d);

            (ii) the Company and its Subsidiaries may sell assets, whether in a single sale or series of related sales, having a fair market value (as determined in good faith by Parent or the Company) of more than or equal to $50,000,000 but less than $100,000,000 so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale is in an arm's length transaction and the Company or the respective Subsidiary receives at least fair market value (as determined in good faith by Parent or the Company), (iii) the total consideration received by the Company or such Subsidiary is at least 50% cash and is received at the time of the closing of such sale and (iv) the Net Sale Proceeds therefrom are applied to reduce the Total Revolving Loan Commitment pursuant to
      Section 2.03(d);

            (iii) Showboat and its Subsidiaries may sell the Showboat Las Vegas Hotel Casino so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) such sale is in an arm's-length transaction and Showboat or the respective Subsidiary receives at least fair market value (as determined in good faith by Parent or the Company) and (iii) the total consideration received by Showboat or such Subsidiary is at least 75% cash and is received at the time of the closing of such sale;

            (iv) Showboat and its Subsidiaries may sell their equity interest in Sydney Harbour Casino Holdings Limited as well as the management contract for the Sydney Harbour Casino so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale is in an arm's-length transaction and Showboat or the respective Subsidiary receives at least fair market value (as determined in good faith by Parent or the Company), (iii) the total consideration received by Showboat or such Subsidiary is at least 90% cash and is received at the time of the closing of each such sale and (iv) the Net Sale Proceeds therefrom are applied to reduce the Total Revolving Loan Commitment pursuant to Section 2.03(d);

            (v) any Subsidiary of the Company may be merged or consolidated with or into the Company so long as the Company is the surviving corporation of such merger or consolidation;

            (vi) any Subsidiary of the Company may be merged or consolidated with or into any other Subsidiary of the Company so long as (i) in the case of any such merger or consolidation involving a Subsidiary that is a Guarantor, the Guarantor is the surviving corporation of such merger or consolidation or such surviving corporation becomes a Required Additional Guarantor contemporaneously with such merger or consolidation pursuant to
      Section 7.11(a) and (ii) in addition to the requirements of preceding clause (i), in the case of any such merger or consolidation involving a Wholly-Owned Subsidiary of the Company, the Wholly-Owned Subsidiary is the surviving corporation of such merger or consolidation;

            (vii) any Subsidiary of the Company may transfer assets to the Company, any Subsidiary Guarantor or any other Wholly-Owned Subsidiary of the Company, provided, to the extent that any Guarantor transfers a Gaming Property (or any gaming license with respect thereto) to a Wholly-Owned Subsidiary that is not a Guarantor at such time, such Wholly-Owned Subsidiary shall become a Required Additional Guarantor contemporaneously with such transfer pursuant to Section 7.11(a); and

            (viii) the Showboat Merger shall be permitted.

            (b) Notwithstanding anything to the contrary contained in this Agreement, (i) sales of inventory, materials and equipment may be made in the ordinary course of business (which sales shall not be included as sales made pursuant to clause (a) of this Section 8.02 unless made in connection with the sale of a Gaming Property), (ii) sales of obsolete, uneconomic or worn out equipment or materials shall be permitted (which sales shall not be included as sales made pursuant to clause (a) of this Section 8.02 unless made in connection with the sale of a Gaming Property), (iii) the "Harrah's" or "Showboat" name may not be sold pursuant to this Agreement (although either such name may be used or licensed on a non-exclusive basis in connection with the extension of the Gaming Business of the Company and its Subsidiaries and Joint Ventures or in connection with the sale of the Showboat Las Vegas Hotel Casino) and (iv) in the event that any Subsidiary Borrower is sold in connection with a sale permitted by this Agreement, such Subsidiary Borrower shall cease to be a Subsidiary Borrower and all Loans incurred by it shall be repaid in full on or before the date of such sale and the Company shall become the account party with respect to all Letters of Credit issued for the account of such Subsidiary Borrower pursuant to documentation satisfactory to the Administrative Agent and the respective Letter of Credit Issuer.

            8.03 Dividends. Parent will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Parent or any of its Subsidiaries, except that:

            (i) any Subsidiary of the Company may pay Dividends to the Company or any Wholly-Owned Subsidiary of the Company;

            (ii) any non-Wholly-Owned Subsidiary of the Company may pay cash Dividends to its shareholders generally on a pro rata basis;

            (iii) so long as no Default or Event of Default shall exist (both before and after giving effect to the payment thereof), the Company may pay cash Dividends to Parent which are used by Parent to pay cash Dividends to its shareholders to the extent necessary, as determined in the good faith judgment of the Board of Directors of Parent or the Company, to prevent the filing of any disciplinary action by any Gaming Authority or to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency, including Gaming Authorities, held by Parent or any of its Subsidiaries which license or franchise is conditioned upon some or all of the holders of Parent's capital stock possessing prescribed qualifications, in each case only if such loss or failure to reinstate would have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole, provided that the aggregate amount of cash Dividends permitted to be paid pursuant to this clause (iii) shall not exceed $5,000,000;

            (iv) so long as no Default or Event of Default shall exist (both before and after giving effect to the payment thereof), the Company may pay cash Dividends to Parent in the amounts permitted pursuant to clauses
      (v) and (vi) of this Section 8.03, provided that Parent uses the proceeds thereof to pay Dividends within three days after receipt thereof for the purposes set forth in such clauses (v) and (vi);

            (v) so long as no Default or Event of Default shall exist (both before and after giving effect to the payment thereof), Parent may pay cash Dividends in an aggregate amount for any fiscal year of Parent not to exceed the lesser of (x) 10% of Consolidated Net Income for the prior fiscal year and (y) $20,000,000;

            (vi) so long as no Default or Event of Default shall exist (both before and after giving effect to the payment thereof), Parent may redeem the Rights outstanding pursuant to the terms of the Rights Agreement, provided that (i) Parent shall not pay more than $.05 per Right in connection therewith and (ii) the aggregate amount of Dividends paid pursuant to this clause (vi) shall not exceed $2,500,000;

            (vii) so long as no Default or Event of Default shall exist (both before and after giving effect to the payment thereof), the Company may pay cash Dividends to Parent so long as the proceeds thereof are promptly used by Parent to pay (i) operating expenses in the ordinary course of business and other similar corporate overhead costs and expenses and (ii) amounts necessary to fund Aster Insurance Ltd. in the ordinary course of its business;

            (viii) the Company may pay cash Dividends to Parent in the amounts and at the times of any payment by Parent in respect of federal, state, franchise or other taxes (provided that any refund shall be promptly returned by Parent to the Company);

            (ix) the Showboat Merger consideration may be paid pursuant to the terms of the Showboat Merger Agreement; and

            (x) in the event that the Existing Showboat Notes Tender Offers/Consent Solicitations, the Showboat Change of Control Purchases and/or the Existing Showboat Notes

      Defeasances are to be consummated by Parent, then the Company may pay cash Dividends to Parent at the times, and in the amounts, necessary to consummate same.

Nothing in this Section 8.03 shall prohibit the making of any Dividend within 45 days after the declaration thereof if such declaration was not prohibited by this Section 8.03 at the time of such declaration.

            8.04 Indebtedness. Parent will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (ii) (x) Indebtedness of Parent and its Subsidiaries permitted under
      Section 8.04(ii) of the Existing Credit Agreement which remains outstanding on the First Restatement Effective Date and which is listed on Part A of Schedule IV, provided that no refinancings or renewals thereof shall be permitted except as expressly set forth on Part A of Schedule IV and then, in any event, such refinancings and renewals shall not be in excess of the respective amounts set forth on Part A of Schedule IV and
      (y) from and after the consummation of the Showboat Merger, Indebtedness of Showboat and its Subsidiaries which remains outstanding on the First Restatement Effective Date and which is listed on the supplement to
      Schedule IV delivered pursuant to Section 4B.12, provided that no refinancings or renewals thereof shall be permitted except as expressly set forth on the supplement to Schedule IV and then, in any event, such refinancings and renewals shall not be in excess of the respective amounts set forth on the supplement to Schedule IV;

            (iii) accrued expenses and current trade accounts payable incurred in the ordinary course;

            (iv) unsecured Indebtedness of Parent or the Company under performance bonds and guarantees in respect of the completion of the construction of any property in accordance with the plans or standards as agreed with the obligee of such guarantee so long as such bonds or guarantees are incurred by Parent or the Company in the ordinary course of the Gaming Property development business of the Company and its Subsidiaries;

            (v) Indebtedness of the Company or any of its Subsidiaries subject to Liens permitted under Section 8.01(vii) or evidenced by Capitalized Lease Obligations provided that such Capitalized Lease Obligations only relate to equipment or machinery of the Company or any of its Subsidiaries acquired after the Effective Date;

            (vi) Indebtedness of the Company or any of its Subsidiaries consisting of (x) reimbursement obligations on letters of credit, bankers acceptances or similar instruments, provided that (i) the aggregate amount thereof at any one time outstanding shall not exceed $5,000,000 and (ii) any such Indebtedness in excess of $1,000,000 in the aggregate at any one time outstanding shall be unsecured other than by documents of title and
      (y) surety, performance or appeal bonds to the extent permitted by Section 8.01(x);

            (vii) Indebtedness of Parent and the other Guarantors under the 5-Year Credit Agreement (but only to the extent that Parent or such other Guarantors are Guarantors under, or in respect of, this Agreement) in an aggregate principal amount not to exceed $1,950,000,000 (as reduced by any mandatory reductions thereto as contemplated by Section 2.03(c) and (d)) at any one time outstanding;

            (viii) Indebtedness of Parent, the Company or any Wholly-Owned Subsidiary of the Company to Parent, the Company or any Subsidiary of the Company (other than a Subsidiary that has incurred Non-Recourse Indebtedness) or Indebtedness of any Subsidiary of Parent to the Parent, the Company or any Wholly-Owned Subsidiary of the Company (other than a Subsidiary that has incurred Non-Recourse Indebtedness), provided that in the case of any Indebtedness of a Credit Party to a non-Credit Party, such Indebtedness shall be subordinated to the Obligations on a basis satisfactory to the Administrative Agent;

            (ix) [intentionally omitted];

            (x) Non-Recourse Indebtedness of Specified Subsidiaries to finance the development of Gaming Properties (other than Specified Casino Properties) so long as the aggregate principal amount of all such Non-Recourse Indebtedness at any time outstanding does not exceed $25,000,000, it being understood and agreed, however, that (i) a Specified Subsidiary which has incurred outstanding Non-Recourse Indebtedness pursuant to this Section 8.04(x) may guaranty the Non-Recourse Indebtedness incurred pursuant to this Section 8.04(x) by other Specified Subsidiaries, and (ii) such Non-Recourse Indebtedness may be guaranteed by the Company and its other Subsidiaries to the extent provided in Section 8.04(xii);

            (xi) Additional Unsecured Senior Debt of the Company and Subordinated Debt of the Company (which, in each case, may be guaranteed on a like basis by Parent) not otherwise outstanding on October 15, 1996 so long as (i) (x) the covenants and the events of default of any such Subordinated Debt (including, but not limited to, subordination provisions) are no more favorable to the holders of such Subordinated Debt than those set forth in the 8-3/4% Senior Subordinated Notes Indenture (provided that the indebtedness covenant contained in any such issue of Subordinated Debt shall have sufficient availability (without relying on any incurrence ratios) to justify the full amount of the Total Revolving Loan Commitment and the Total 5-Year Revolving Loan Commitment, in each case as such commitments are in effect at the time of the issuance of such Subordinated Debt) and (y) the terms and conditions of any such Subordinated Debt do not have any mandatory repayment, prepayment, redemption, sinking fund, amortization or maturity prior to the date that is one year after the Final Maturity Date (other than an option of the holders to require the Company to repurchase such Subordinated Debt upon a change of control thereunder), (ii) any such Additional Unsecured Senior Debt (x) does not contain any financial maintenance or capital expenditure covenants or defaults, (y) does not have any mandatory repayment, prepayment, redemption, sinking fund, amortization or maturity prior to the date that is one year after the Final Maturity Date (other than an option of the holders thereof to require the Company to repurchase such Additional Unsecured Senior Debt upon a change of control thereunder) and
      (z) does not contain any covenants or events of default that are more favorable to the holders of such Additional Unsecured Senior Debt than those set forth in this Agreement (provided that the indebtedness covenant contained in any such issue of Additional Unsecured Senior Debt shall have sufficient availability (without relying on any incurrence ratios) to justify the full amount of the Total Revolving Loan Commitment and the Total 5-Year Revolving Loan Commitment, in each case as such commitments are in effect at the time of the issuance of such Additional Unsecured Senior Debt), and (iii) the Total Revolving Loan Commitment shall be reduced as (and to the extent) required by Section 2.03(e);

            (xii) Parent and its Subsidiaries may guarantee on an unsecured basis obligations of Specified Subsidiaries, Joint Ventures and parties to management agreements with the Company or its Subsidiaries or with such Joint Ventures, in each case with respect to the development of Gaming Property in an amount not to exceed $150,000,000 at any one time outstanding for any individual Gaming Property and

      $425,000,000 at any one time outstanding for all such Gaming Properties, provided that (i) the aggregate limitation set forth above shall be (A) increased (or decreased if Consolidated Net Income is negative) on the first day of each fiscal year of the Company commencing on January 1, 1996 by an amount equal to 50% (or 100% for each fiscal year for which Consolidated Net Income is negative) of the Consolidated Net Income for the fiscal year last ended, and (B) decreased from time to time by the amount of Dividends paid by the Company to Parent pursuant to Section 8.03(iv) on and after January 1, 1998 and prior to the date of determination and (ii) the aggregate amount of guarantees permitted to be outstanding by Parent and its Subsidiaries pursuant to this Section 8.04(xii) shall be reduced by the amount of Investments outstanding pursuant to clause (i) of the proviso to Section 8.05;

            (xiii) Parent and the Company may guarantee on an unsecured basis any obligations of their respective Subsidiaries (except that neither Parent nor the Company may provide any guaranties, direct or indirect, of Non-Recourse Indebtedness, any Existing Showboat Notes or any Designated Showboat Indebtedness, in each case pursuant to this clause (xiii));

            (xiv) on and after the Jazz Casino Trigger Date, Parent and/or the Company may enter into the Jazz Casino Completion Guaranties, the Jazz Casino Minimum Payment Guaranty, the Jazz Casino Bank Guaranties, the Jazz Casino Loan Guaranty, and the Jazz Casino Indemnity Arrangements and perform their respective obligations thereunder; and

            (xv) Indebtedness of Parent or any of its Subsidiaries not otherwise permitted under this Section 8.04 in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding.

            8.05 Advances, Investments and Loans. Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person (collectively, "Investments") other than Investments in the ordinary course of business, Subsidiary Investments, other Investments existing on the Restatement Effective Date and Investments by Showboat and its Subsidiaries existing on the Showboat Merger Effective Date, provided that:

            (i) Investments other than Subsidiary Investments shall not be made with respect to the development or operation of Gaming Properties or in connection with Gaming

      Businesses (and reasonable extensions thereof), except that Investments in any Joint Venture relating to the Gaming Business or Investments in parties to management agreements with the Company or its Subsidiaries or such Joint Ventures for gaming projects may be made so long as the aggregate amount thereof does not exceed $150,000,000 at any one time outstanding (determined without regard to any write-downs or write-offs of such Investments) for any individual Gaming Business or gaming project or $425,000,000 at any one time outstanding (determined without regard to any write-downs or write-offs of such Investments) for all such Gaming Businesses and gaming projects, provided that (x) the aggregate limitation set forth above shall be (A) increased (or decreased if Consolidated Net Income is negative) on the first day of each fiscal year of the Company commencing on January 1, 1996 by an amount equal to 50% (or 100% for each fiscal year for which Consolidated Net Income is negative) of the Consolidated Net Income for the fiscal year last ended and (B) decreased from time to time by the amount of Dividends paid by the Company to Parent pursuant to Section 8.03(iv) on and after January 1, 1998, (y) the aggregate amount of such Investments permitted to be made pursuant to this
      Section 8.05(i) shall be reduced by the aggregate amount of guarantees outstanding pursuant to Section 8.04(xii) and (z) Investments in, to or for the benefit of Harrah's Jazz and its Subsidiaries and JCC Holding and its Subsidiaries shall not be permitted to be made pursuant to this
      Section 8.05(i), provided that, after the Jazz Casino Trigger Date, up to $25,000,000 of Investments in, to or for the benefit of JCC Holding and its Subsidiaries may be made pursuant to this Section 8.05(i) as well as any Investments made in JCC Holding as a result of the exercise by the Company or a Subsidiary thereof of any warrants to purchase shares of common stock of JCC Holding issued to the Company or a Subsidiary thereof as part of the Harrah's Jazz Reorganization Plan;

            (ii) Investments constituting Harrah's Jazz Investments shall be permitted, provided that the aggregate amount of all such Investments (other than in respect of the Harrah's Jazz Completion Obligation Loans, the Harrah's Jazz Title Indemnity Arrangements and the Harrah's Jazz Completion Guaranties), whether made prior to, on or after the Restatement Effective Date, shall not exceed $180,000,000, provided further, that (x) no part of the Investments permitted by this clause (ii) may be used to make Investments in, to or for the benefit of, JCC Holding and its Subsidiaries except to the extent that any then existing Harrah's Jazz Investments are converted into equity of JCC Holding as part of the Harrah's Jazz Reorganization Plan and

      (y) on and after the Jazz Casino Trigger Date, Parent and its Subsidiaries may not make any additional Harrah's Jazz Investments;

            (iii) on and after the Jazz Casino Trigger Date, Parent and/or the Company may enter into (x) the Jazz Casino Completion Guaranties, the Jazz Casino Bank Guaranties, the Jazz Casino Loan Guaranty and the Jazz Casino Indemnity Arrangements and perform their respective obligations thereunder, and make (or be deemed to make) Jazz Casino Completion Obligation Loans to Jazz Casino as a result of such performance and (y) the Jazz Casino Minimum Payment Guaranty and perform their respective obligations thereunder so long as their aggregate exposure under the Jazz Casino Minimum Payment Guaranty (including the amount of any unreimbursed guarantee drawings thereunder) does not exceed $100,000,000 (plus any applicable interest and attorney's fees) at any time outstanding; and

            (iv) on and after the Jazz Casino Trigger Date, Parent and its Subsidiaries may make the Jazz Casino Loans to Jazz Casino and may make additional Investments in, to or for the benefit of, JCC Holding and its Subsidiaries in an aggregate amount not to exceed the remainder of (x) $75,000,000 less (y) the aggregate amount of Harrah's Jazz Investments made by Parent and/or its Subsidiaries in excess of $130,500,000.

Notwithstanding (x) the foregoing provisions of this Section 8.05, (A) Investments in the ordinary course of business shall not include the purchases of (i) Margin Stock and (ii) non-investment grade debt securities of any Person, it being understood and agreed, however that in connection with any Investment in a Joint Venture as permitted by Section 8.05(i) or in connection with any Subsidiary Investment made in a Subsidiary acquired or created after March 31, 1996, the Company may, subject to Section 6.08(b), make an Investment consisting of Margin Stock or non-investment grade debt securities of such Joint Venture or such Subsidiary, as the case may be, and (B) prior to the consummation of the Existing Showboat Notes Tender Offers/Consent Solicitations or in the event that same is not consummated unless the Existing Showboat Notes Defeasances have become effective in accordance with the terms of the Existing Showboat Note Indentures, Parent and its Subsidiaries (other than Showboat and its Subsidiaries) may only make Investments in Showboat and its Subsidiaries in an aggregate amount not to exceed $100,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof) plus that amount necessary to fund any Showboat Change of Control Purchases, and with such Investments only to be made pursuant to, and to the extent permitted by, Section 8.05(i), it being understood and agreed however, to the extent that the conditions set forth above in this clause (B) are satisfied after any such Investments in Showboat or its Subsidiaries have been made, such Investments shall be reclassified as Subsidiary Investments and shall not reduce the amount of Investments permitted to be made under Section 8.05(i), and (y) the foregoing provisions of this
Section 8.05 or Section 8.04, (A) in no event shall the aggregate amount of Jazz Casino Loans made by Parent and its Subsidiaries plus the amount of the Jazz Casino Loan Guaranty and the Jazz Casino Bank Guarantees exceed $180,000,000 (with such amount to be reduced by any permanent reductions in any Jazz Casino Loans theretofore made (whether or not made by Parent or any of its Subsidiaries) and/or any permanent reductions in the Jazz Casino Loan Guaranty and/or Jazz Casino Bank Guarantees) and (B) the terms and conditions of the Jazz Casino Surety Bond shall be in form and substance satisfactory to the Administrative Agent.

            8.06 Transactions with Affiliates. Parent will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Parent or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Parent or such Subsidiary as would reasonably be obtained by Parent or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that (i) Dividends may be paid to the extent provided in Section 8.03, (ii) loans may be made and other transactions may be entered into by Parent and its Subsidiaries to the extent permitted by Sections
8.04 and 8.05 and (iii) transactions among Parent, the Company and any Subsidiary of the Company shall be permitted so long as any such transactions are otherwise permitted by this Agreement and such transactions, individually or in the aggregate, would not have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

            8.07 Maximum Leverage Ratio. (a) Prior to the consummation of the Showboat Merger, Parent will not permit the ratio of Consolidated Debt to Consolidated Net Worth at any time during a period set forth below to be greater than the ratio set forth opposite such period below:


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

             Period                                           Ratio
             ------                                           -----
      January 1, 1998 to and
      including December 31, 1998                           2.80:1.00
      January 1, 1999 to and including
      December 31, 1999                                     2.30:1.00
      January 1, 2000 and thereafter                        2.00:1.00

            (b) On or after the consummation of the Showboat Merger, Parent will not permit the ratio of Consolidated Debt at any time to Consolidated EBITDA for the Test Period then most recently ended at any time during a period set forth below to be greater than the ratio set forth opposite such period below:


             Period                                           Ratio
             ------                                           -----
      Showboat Merger Effective Date to
      and including June 30, 1998                           5.50: 1.00
      July 1, 1998 to and
      including September 30, 1998                          5.00: 1.00

      October 1, 1998 to and
      including December 31, 1998                           4.50: 1.00
      January 1, 1999 to and
      including December 31, 1999                           4.00: 1.00
      Thereafter                                            3.50: 1.00

            8.08 Consolidated Interest Coverage Ratio. (a) Prior to the consummation of the Showboat Merger, Parent will not permit the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter of Parent set forth below to be less than the ratio set forth opposite such fiscal quarter below:

           Fiscal Quarter                                    Ratio
           --------------                                    -----
      Fiscal quarters ending
      March 31, 1998, June 30,
      1998 and September 30, 1998                           2.50:1.00
      Fiscal quarters ending
      December 31, 1998
      and thereafter                                        3.00:1.00

            (b) On or after the consummation of the Showboat Merger, Parent will not permit the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter of Parent set forth below to be less than the ratio set forth opposite such fiscal quarter below:

           Fiscal Quarter                                    Ratio
           --------------                                    -----
      Fiscal quarters ending
      June 30, 1998,
      September 30, 1998 and
      December 31, 1998                                     2.00: 1.00
      Fiscal quarters ending
      March 31, 1999,
      June 30, 1999,
      September 30, 1999 and
      December 31, 1999                                     2.25: 1.00
      Fiscal quarters ending
      March 31, 2000
      and thereafter                                        3.00: 1.00

            8.09 Minimum Consolidated Net Worth. Parent will not permit Consolidated Net Worth at any time during a period set forth below to be less than the amount set forth opposite such period below:

                Period                                        Amount
                ------                                        ------
      Year ending December 31, 1998                       $  650,000,000
      Year ending December 31, 1999                       $  800,000,000
      Year ending December 31, 2000                       $1,000,000,000

            8.10 Limitation on Payments and Modifications of Certain Other Debt; Modifications of Certificate of Incorporation, Partnership Agreements, Limited Liability Company Agreements and By-Laws; etc. Parent will not, and will not permit any of its Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt, any Additional Unsecured Senior Debt, any Designated Showboat Indebtedness or any Existing Showboat Notes, provided that, from and after the consummation of the Showboat Merger, the Company or any of its Subsidiaries and, in the case of the following clause (A), Parent, may
(A) repurchase Existing Showboat Notes (x) pursuant to the Existing Showboat Notes Tender Offers/Consent Solicitations so long as such repurchases are permitted by Section 8.12 and pursuant to the Showboat Change of Control Offers to Purchase and (y) pursuant to the Existing Showboat Notes Defeasances so long as all then outstanding Existing Showboat Notes are defeased and the cash and/or the U.S. government obligations necessary to consummate the Existing Showboat Notes Defeasances are deposited with the trustee for the Existing Showboat Notes on or prior to the 90th day after the Showboat Merger Effective Date) and (B) repurchase the East Chicago Showboat Notes so long as (i) the Company or a Wholly-Owned Subsidiary thereof owns at least 79% of the total equity interest (as determined on a fully diluted basis) in the Showboat East Chicago Riverboat Casino and (ii) such repurchases are made with the proceeds of Subordinated Debt issued under Section 8.04(xi) or with proceeds of Loans, provided that, to the extent proceeds of Loans are used, the sum of the Total Unutilized Revolving Loan Commitment plus the total unutilized revolving loan commitment under the 5-Year Credit Agreement immediately after giving effect to such repurchase is at least $100,000,000, (ii) make (or give any notice in respect of) any mandatory payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of when due) any Subordinated Debt, any Additional Unsecured Senior Debt, any Existing Showboat Notes or any Designated Showboat Indebtedness as a result of any sale of assets by Parent or any of its Subsidiaries or any "change of control" provision other than pursuant to the Showboat Change of Control Offers to Purchase, (iii) amend or modify, or permit the amendment or modification of, any provision of (x) any Subordinated Debt or any Additional Unsecured Senior Debt or of any agreement (including, without limitation, any purchase agreement, indenture or loan agreement) relating thereto or (y) any Existing Showboat Notes or any Designated Showboat Indebtedness other than pursuant to the Existing Showboat Notes Tender Offers/Consent Solicitations and such amendments or modifications that would make the terms of such Indebtedness less restrictive on Showboat and its Subsidiaries and would not otherwise be adverse to the interests of the Banks in any material respects, (iv) amend or modify, or permit the amendment or modification of, any financial or business covenants and/or defaults of the 5-Year Credit Agreement which would have the effect of making the same more stringent or restrictive as applied to Parent or any of its Subsidiaries in each case unless parallel changes are made to both this Agreement and the 5-Year Credit Agreement, (v) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), partnership agreement, limited liability company agreement or by-laws except such modifications which would not have a material adverse effect on Parent and its Subsidiaries taken as a whole or an adverse effect on the rights and remedies of the Administrative Agent or the Banks under any of the Credit Documents or (vi) after the commencement of the Existing Showboat Notes Tender Offers/Consent Solicitations, amend or modify, or permit the amendment or modification of, any of the terms of the Existing Showboat Notes Tender Offers/Consent Solicitations in a way that would be material to Parent and its Subsidiaries taken as a whole. Notwithstanding anything to the contrary contained in clause (i) of this Section 8.10, the Company or, in the case of Indebtedness of Showboat and its Subsidiaries, Showboat, may prepay, repurchase, redeem, defease or otherwise retire Subordinated Debt, Additional Unsecured Senior Debt or such Indebtedness of Showboat and its Subsidiaries if no Default or Event of Default then exists or would result therefrom to the extent necessary in the good faith judgment of the Board of Directors of Parent or the Company to prevent the filing of a disciplinary action by any Gaming Authority or to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency (including the Gaming Authorities) held by Parent, the Company or any Subsidiary of Parent or the Company which license or franchise is conditioned upon some or all of the holders of such Subordinated Debt, such Additional Unsecured Senior Debt or such Indebtedness of Showboat and its Subsidiaries possessing prescribed qualifications, if such loss or failure to reinstate would have a material adverse effect on the business, operations, property, assets, liabilities, conditions (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

            8.11 Limitation on Certain Restrictions on Subsidiaries. Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of Parent to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Parent or any Subsidiary of Parent, or pay any Indebtedness owed to Parent or a Subsidiary of Parent, (b) make loans or advances to Parent or any Subsidiary of Parent or (c) transfer any of its properties or assets to Parent or any Subsidiary of Parent, except for such encumbrances or restrictions existing under or by reason of (i) regulatory actions or applicable law, (ii) this Agreement, the other Credit Documents and the 5-Year Credit Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Parent or a Subsidiary of Parent, (iv) customary provisions restricting the assignment or transfer of any licensing agreement, franchise agreement, management contract, joint venture agreement or any similar types of agreement entered into by Parent or a Subsidiary of Parent in the ordinary course of business, (v) customary restrictions imposed in connection with any asset sale permitted by this Agreement for the benefit of the purchaser or owner of such asset, (vi) restrictions existing in any document executed in connection with Non-Recourse Indebtedness permitted under Section 8.04(x) so long as such restrictions only apply to the property serving as security for such Non-Recourse Indebtedness,
(vii) customary restrictions on the transfer of assets used to secure Indebtedness permitted to be incurred (and so long as the Liens are permitted to exist) by this Agreement, (viii) restrictions set forth in any Indebtedness of Showboat and its

Subsidiaries as such restrictions are in effect on the Showboat Merger Effective Date and (ix) restrictions imposed in connection with any new gaming Subsidiaries of the Company which are not Material Subsidiaries.

            8.12 Limitation on Issuance of Capital Stock. Parent will not permit any of its Material Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of Parent or any of its Subsidiaries in any class of the capital stock of such Subsidiary and (iii) to qualify directors to the extent required by applicable law.

            8.13 Business. Parent will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the business in which Parent or such Subsidiary is engaged on the Restatement Effective Date and any other reasonably related businesses.

            8.14 Ownership of Subsidiaries. Parent will maintain its direct 100% ownership interest in the Company, and, except in the case of the sale of all of the capital stock or other equity interests of a Subsidiary pursuant to Section 8.02(a), the Company will maintain the same direct or indirect 100% ownership interest in each of the Material Subsidiaries, provided that if the Company owns (directly or indirectly) less than 100% of the capital stock or other equity interest of any Material Subsidiary at the time such Material Subsidiary becomes a Material Subsidiary, then the Company shall maintain at least such direct or indirect ownership interest in such Material Subsidiary so long as it remains a Material Subsidiary.

            8.15 Special Purpose Corporation. Parent will engage in no material business activities other than the ownership of the capital stock of the Company.

            SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            9.01 Payments. Any Borrower shall (i) default in the payment when due of any principal of any Loan or any Revolving Note or (ii) default, and such default shall continue unremedied for three or more days, in the payment when due of interest on any Loan or Revolving Note or any regularly accruing Fees or
(iii) default, and such default shall continue unremedied for five or more days after written notice to the Company by the

Administrative Agent or any Bank, in the payment when due of any other Fees or amounts owing hereunder or under any other Credit Document, provided, however, that such notice shall not be required to be given if a Bankruptcy Event shall have occurred and be continuing; or

            9.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            9.03 Covenants. Parent or any Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.01(e)(i), 7.08 or 8 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Company by the Administrative Agent or any Bank; or

            9.04 Default Under Other Agreements. (i) Parent or any Subsidiary of Parent shall (x) default in any payment of any Indebtedness (other than the Loans and the Revolving Notes) beyond the period of cure or grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Loans and the Revolving Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or
(ii) any Indebtedness (other than the Loans and the Revolving Notes) of Parent or any Subsidiary of Parent shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 9.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $25,000,000; or

            9.05 Bankruptcy, etc. Parent or any Subsidiary of Parent shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy

Code"); or an involuntary case is commenced against Parent or any Subsidiary of Parent, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Parent or any Subsidiary of Parent, or Parent or any Subsidiary of Parent commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Parent or any Subsidiary of Parent, or there is commenced against Parent or any Subsidiary of Parent any such proceeding which remains undismissed for a period of 60 days, or Parent or any Subsidiary of Parent is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Parent or any Subsidiary of Parent suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Parent or any Subsidiary of Parent makes a general assignment for the benefit of creditors; or any corporate action is taken by Parent or any Subsidiary of Parent for the purpose of effecting any of the foregoing; or

            9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had a trustee appointed by the PBGC to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, Parent or any Subsidiary of Parent or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code, or Parent or any Subsidiary of Parent has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees (other than as required by
Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, in the opinion of the Required Banks, could reasonably be expected to have a material adverse effect upon the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole; or

            9.07 Guarantees. Any Guaranty or any provision thereof shall cease to be a legal, valid and binding obligation enforceable against the obligor thereof, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty, or any Guarantor shall default in its due performance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

            9.08 Judgments. One or more judgments or decrees shall be entered against Parent or any Subsidiary of Parent involving in the aggregate for Parent and its Subsidiaries a liability (not paid or fully covered by a reputable insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $10,000,000; or

            9.09 Gaming Authority. Any Gaming Authority having jurisdiction over any Specified Casino Property shall determine that Parent or any of its Subsidiaries that is required to be qualified under the Gaming Regulations does not qualify, or that the qualification or license of any of them with respect to any Specified Casino Property should be revoked, not renewed or suspended for more than 30 days, or any such Gaming Authority shall have appointed a conservator, supervisor or trustee to oversee any of the operations of any of them; or

            9.10 Change of Control. A Change of Control shall occur; or

            9.11 Laughlin/Las Vegas Stock Restrictions. (x) At any time on or prior to the Laughlin/Las Vegas Stock Restrictions Approval Date, any Lien shall be created with respect to, or any disposition shall occur with respect to, any capital stock of Harrah's Laughlin or Harrah's Las Vegas, Inc., if such Lien or disposition, as the case may be, would not have been permitted in the Laughlin/Las Vegas Stock Restrictions contained in this Agreement were then fully effective in accordance with the terms hereof or (y) the Laughlin/Las Vegas Stock Restrictions Requisite Gaming Approvals shall not have been obtained on or before July 31, 1998;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Revolving Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 9.05 shall occur with respect to Parent or any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrowers as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Bank shall forthwith terminate immediately and any Facility Fees shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest in respect of all Loans and the Revolving Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party.

            SECTION 10. Definitions and Accounting Terms.

            10.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Absolute Rate" shall mean an interest rate (rounded to the nearest .0001) expressed as a decimal.

            "Additional Unsecured Senior Debt" shall mean each issue of unsecured senior Indebtedness issued by the Company pursuant to Section 8.04(xi) so long as any such issue of unsecured senior Indebtedness is issued pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144A thereunder.

            "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing
(x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

            "Administrative Agent" shall mean Bankers Trust Company, in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

            "Affiliate" shall mean, with respect to any Person, any other Person
(i) directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of the voting securities or capital stock of such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

            "Applicable Facility Fee Percentage" shall mean 15/100 of 1% less the then applicable Reduction Discount.

            "Applicable Margin" shall mean 7/8 of 1% less the then applicable Reduction Discount.

            "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit E (appropriately completed).

            "Atlantic City Showboat Land Debt" shall mean the $100,000,000 aggregate face principal amount of Showboat Land, L.L.C.'s 7.09% Promissory Note due February 1, 2028.

            "Bank" shall mean each financial institution listed on Schedule I, as well as any institution which becomes a "Bank" hereunder pursuant to Section
1.14 or 12.04(b) or (c), provided that in any event each such institution shall be a Qualified Person.

            "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or (ii) a Bank having notified in writing the Borrowers and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(a), in the case of either clause (i) or (ii) above as a result of any takeover of such Bank by any regulatory authority or agency.

            "Bankruptcy Code" shall have the meaning provided in Section 9.05.

            "Bankruptcy Event" shall mean any Default or Event of Default of the type described in Section 9.05.

            "Base Rate" at any time shall mean the highest of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (ii) the Prime Lending Rate and (iii) 1/2 of 1% in excess of the overnight Federal Funds Rate.

            "Base Rate Loan" shall mean any Revolving Loan designated or deemed designated as such by a Borrower at the time of the incurrence thereof or conversion thereto.

            "Bidder Bank" shall mean each Bank that has informed the Administrative Agent and the Company in writing (which has not been retracted) that such Bank desires to participate generally in the bidding arrangements relating to Competitive Bid Borrowings.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean and include (i) the borrowing of one Type of Revolving Loan from all the Banks on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to
Section 1.11(b) shall be considered part of the related Borrowing of Eurodollar Loans and (ii) a Competitive Bid Borrowing.

            "BTCo" shall mean Bankers Trust Company in its individual capacity.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

            "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

            "Change of Control" shall mean (i) Parent shall cease to own 100% of the capital stock of the Company, (ii) the direct or indirect acquisition by any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act) of beneficial ownership (as such term is defined in Rule 13D-3 promulgated under the Securities Exchange Act) of 25% or more of the outstanding shares of common stock of Parent, (iii) the Board of Directors of Parent shall not consist of a majority of Continuing Directors or (iv) any "change of control" or similar event shall occur under any issue of Indebtedness of Parent or any of its Subsidiaries in an aggregate principal amount which exceeds (or upon utilization of any unused commitments may exceed) $25,000,000 (other than under the Existing Showboat Notes as a result of the Merger).

            "Cherokee Casino" shall mean the casino constructed, developed and operated by the Eastern Band of Cherokee Indians in Cherokee, North Carolina, and the manager of which is Parent or a Wholly-Owned Subsidiary of Parent.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect on the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral Agent" shall have the meaning provided in the Existing Credit Agreement.

            "Collateral Documents" shall have the meaning provided in the Existing Credit Agreement.

            "Company" shall have the meaning provided in the first paragraph of this Agreement.

            "Company/Sub Guaranty" shall have the meaning provided in Section 4A.05.


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            "Competitive Bid Borrowing" shall mean a Borrowing of Competitive
Bid Loans pursuant to Section 1.04 with respect to which the Company has requested that the Bidder Banks offer to make Competitive Bid Loans at Absolute Rates.

            "Competitive Bid Loans" shall have the meaning provided in Section 1.01(b).

            "Confidential Information Memorandum" shall mean the Confidential Information Memorandum dated February 1998 delivered by the Administrative Agent to the Banks in connection with the Transaction.

            "Consolidated Debt" shall mean, at any time, the sum of the aggregate outstanding principal amount of all Indebtedness (including, without limitation, guarantees, Non-Recourse Indebtedness and the principal component of Capitalized Lease Obligations) of Parent and its Consolidated Subsidiaries.

            "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income plus Consolidated Interest Expense (to the extent same was deducted in determining Consolidated Net Income) and provision for taxes, and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

            "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by (x) adding thereto (i) the amount of all amortization of intangibles and depreciation and the amount of all other non-cash expenses, in each case that were deducted in arriving at Consolidated EBIT for such period and (ii) the amount of all pre-opening expenses that were recorded during such period with respect to the opening of new Gaming Properties to the extent that such expenses were deducted in arriving at Consolidated EBIT for such period and (y) subtracting therefrom any cash expenses, cash charges or cash payments arising from any non-cash expenses that were deducted in arriving at Consolidated EBIT in a previous period.

            "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBIT to Consolidated Interest Expense.

            "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Parent and its Consolidated Subsidiaries (without deduction for minority interests in Subsidiaries) for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, (i) that portion of Capitalized Lease Obligations of Parent and its Consolidated Subsidiaries representing the


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interest factor for such period and (ii) the Company's or such Consolidated
Subsidiary's share of interest expense of any Joint Venture.

            "Consolidated Net Income" shall mean, for any period, net income of Parent and its Consolidated Subsidiaries (without deduction for minority interests in Subsidiaries) for such period.

            "Consolidated Net Worth" shall mean, at any time, the net worth of Parent and its Consolidated Subsidiaries determined on a consolidated basis.

            "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles in the United States.

            "Contingent Obligation" shall mean, as to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (including, without limitation, as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner) any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Indebtedness shall not include endorsements for collection or deposit in the ordinary course of business.

            "Continuing Directors" shall mean the directors of Parent on the First Restatement Effective Date and each other director, if such other director's nomination for election to the Board of Directors of Parent is recommended by a majority of the then Continuing Directors.

            "Credit Documents" shall mean this Agreement, each Revolving Note and each Guaranty.


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

            "Credit Party" shall mean Parent, the Company and each other Subsidiary of Parent that is a Subsidiary Borrower or a Guarantor.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

            "Designated Asset Sale" shall mean any asset sale pursuant to
Section 8.02(a) (other than pursuant to clause (iii) thereof), provided that an asset sale pursuant to Section 8.02(a)(i) shall only be a Designated Asset Sale to the extent set forth in Section 8.02(a)(i)(iv).

            "Designated Bank" shall have the meaning provided in Section 12.14.

            "Designated Showboat Indebtedness" shall mean the East Chicago Showboat Notes and the Showboat Land Debt.

            "Designating Bank" shall have the meaning provided in Section 12.14.

            "Disqualified Stock" shall mean any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part on, or prior to, or is exchangeable for debt securities of Parent or its Subsidiaries prior to, the first anniversary of the Final Maturity Date.

            "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the First Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the First Restatement Effective Date (or any options or warrants issued by such Person with respect to its


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capital stock). Without limiting the foregoing, "Dividends" with respect to any
Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

            "Documents" shall mean (i) the Credit Documents, (ii) the 8-3/4% Senior Subordinated Note Redemption Documents, (iii) the Showboat Merger Documents and (iv) the Existing Showboat Notes Tender Offers/Consent Solicitations Documents.

            "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

            "East Chicago Showboat Notes" shall mean the $140,000,000 aggregate face principal amount of Showboat Marina Casino Partnership's and Showboat Marina Finance Corporation's Series A and Series B 13-1/2% First Mortgage Notes due 2003.

            "Effective Date" shall mean the "Effective Date" under, and as defined in, the Existing Credit Agreement.

            "8-3/4% Senior Subordinated Notes" shall mean the Company's 8-3/4% Senior Subordinated Notes due 2000. "8-3/4% Senior Subordinated Notes Indenture" shall mean the indenture relating to the 8-3/4% Senior Subordinated Notes.

            "8-3/4% Senior Subordinated Notes Redemption" shall mean the redemption by the Company of all of its outstanding 8-3/4% Senior Subordinated Notes pursuant to the 8-3/4% Senior Subordinated Notes Redemption Documents and the 8-3/4% Senior Subordinated Notes Indenture.

            "8-3/4% Senior Subordinated Notes Redemption Documents" shall mean all of the documents entered into by the Company in connection with the 8-3/4% Senior Subordinated Notes Redemption.

            "Election to Become a Subsidiary Borrower" shall mean an Election to Become a Subsidiary Borrower substantially in the form of Exhibit D, which shall be executed by each Subsidiary of the Company which becomes a Subsidiary Borrower after the date hereof.

            "End Date" shall have the meaning provided in the definition of Reduction Discount.

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or


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

violation, investigations of which Parent, any Borrower or Showboat has received notice or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and
(b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

            "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Parent or any Subsidiary of Parent would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

            "Eurodollar Loan" shall mean each Revolving Loan designated as such by a Borrower at the time of the incurrence thereof or conversion thereto.


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

            "Eurodollar Rate" shall mean (a) the arithmetic average (rounded to the nearest 1/1000 of 1%) of the offered quotation to first-class banks in the New York interbank Eurodollar market by each Reference Bank for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of such Reference Bank with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if one or more of the Reference Banks fails to provide the Administrative Agent with its aforesaid rate, then the Eurodollar Rate shall be determined based on the rate or rates provided to the Administrative Agent by the other Reference Bank or Banks.

            "Event of Default" shall have the meaning provided in Section 9.

            "Existing Agents" shall mean the "Agents" under, and as defined in, the Existing Credit Agreement.

            "Existing Banks" shall mean those lenders which were party to the Existing Credit Agreement.

            "Existing Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

            "Existing Revolving Loans" shall mean the "Revolving Loans" under, and as defined in, the Existing Credit Agreement.

            "Existing Showboat 9-1/4% First Mortgage Bonds" shall mean the $275,000,000 aggregate face principal amount of Showboat's 9-1/4% First Mortgage Bonds due 2008.

            "Existing Showboat Note Indenture Supplements" shall mean each of the supplemental indentures to the Existing Showboat Note Indentures in the forms delivered to the Administrative Agent pursuant to Section 4B.06 and entered into by Showboat and the respective trustee for the respective issue of Existing Showboat Notes in connection with the Existing Showboat Notes Tender Offers/Consent Solicitations, which supplemental indentures shall eliminate substantially all of the covenants contained in the Existing Showboat Note Indentures.


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

            "Existing Showboat Note Indentures" shall mean each of the respective indentures entered into by Showboat in connection with the Existing Showboat 13% Senior Subordinated Notes and the Existing Showboat 9-1/4% First Mortgage Bonds.

            "Existing Showboat Notes" shall mean each of (i) the Existing Showboat 13% Senior Subordinated Notes and (ii) the Existing Showboat 9-1/4% First Mortgage Bonds.

            "Existing Showboat Notes Defeasances" shall mean legal or covenant defeasances of the Existing Showboat Notes pursuant to, and in accordance with, the respective terms and conditions of the Existing Showboat Note Indentures.

            "Existing Showboat Notes Tender Offers/Consent Solicitations" shall mean (i) the offer by Parent, the Company or Showboat to purchase for cash any and all of the Existing Showboat Notes and (ii) the solicitation by Parent, the Company or Showboat of consents from the holders of each issue of Existing Showboat Notes to amend each Existing Showboat Note Indenture, each of the foregoing to be effected pursuant to the Existing Showboat Notes Tender Offers/Consent Solicitations Documents and the Existing Showboat Note Indentures.

            "Existing Showboat Notes Tender Offers/Consent Solicitations Documents" shall mean each of the documents distributed and/or executed by Parent, the Company and/or Showboat to effectuate the Existing Showboat Notes Tender Offers/Consent Solicitations, including the Existing Showboat Note Indenture Supplements and the offers to purchase the Existing Showboat Notes.

            "Existing Showboat 13% Senior Subordinated Notes" shall mean the $120,000,000 aggregate face principal amount of Showboat's 13% Senior Subordinated Notes due 2009.

            "Existing Showboat Working Capital Facility" shall mean the existing $35,000,000 senior secured working capital facility of Showboat.

            "Facility Fee" shall have the meaning provided in Section 2.01(a).

            "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of


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

the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "Fees" shall mean all amounts payable pursuant to or referred to in
Section 2.01.

            "Final Maturity Date" shall mean May 27, 1998, as the same may be extended from time to time pursuant to Section 2.04, it being understood and agreed, however, that no extension pursuant to such Section 2.04 shall be effective if the Final Maturity Date would extend beyond July 31, 2000.

            "First Restatement Effective Date" shall have the meaning provided in Section 12.10.

            "First-Tier Material Subsidiary" shall mean each Material Subsidiary which is a direct Subsidiary of the Company.

            "5-Year Banks" shall mean the lenders from time to time party to the 5-Year Credit Agreement.

            "5-Year Credit Agreement" shall mean the Credit Agreement, dated as of July 22, 1993 and amended and restated as of June 9, 1995 and further amended and restated as of April 1, 1998, among Parent, the Company, the Subsidiaries of the Company party thereto, the 5-Year Banks, Canadian Imperial Bank of Commerce and Societe Generale, as Co-Syndication Agents, Bank of America National Trust and Savings Association, as Documentation Agent, and Bankers Trust Company, as Administrative Agent, as amended, modified, supplemented, extended, refinanced or replaced from time to time in accordance with the terms thereof and hereof.

            "Former Bank" shall have the meaning provided in Section 12.04(c).

            "Gaming Authority" shall mean the governmental authorities charged with the administration and enforcement of the Gaming Regulations.

            "Gaming Business" shall mean the businesses and operations of the Company and its Subsidiaries with respect to, and the properties and assets of the Company and its Subsidiaries used in connection with, the Specified Casino Properties and any other casinos, hotel casinos or gaming businesses now or in the future owned by the Company or any of its Subsidiaries or in which Parent or any of its Subsidiaries has an interest either through a Joint Venture or as a party to a management agreement.


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

            "Gaming Property" of any Person shall mean those properties and assets of such Person which relate to such Person's casino or hotel casino businesses and operations.

            "Gaming Regulations" shall mean the laws, rules, regulations and orders applicable to the casino and gaming business or activities of Parent, the Company or any of their Subsidiaries, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

            "Guaranteed Obligations" shall mean the irrevocable and unconditional guaranty made by Parent under the Parent Guaranty (i) to the Administrative Agent and each Bank for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Revolving Note issued by each Borrower to such Bank, and Loans made, under this Agreement, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of each of the Borrowers to the Administrative Bank and such Bank now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrowers and (ii) to each Interest Rate Protection Creditor which has entered into, or in the future enters into, an Interest Rate Protection or Other Hedging Agreement with any Borrower, the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of each Borrower owing under, or with respect to, any such Interest Rate Protection or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

            "Guarantor", at any time, shall mean each of the Initial Guarantors and each Required Additional Guarantor which has executed and delivered a counterpart of the Company/Sub Guaranty in accordance with Section 7.11, provided that, from and after the date of the release of any Subsidiary of the Company from the provisions of the Company/Sub Guaranty in accordance with the terms thereof or hereof, such Subsidiary shall cease to constitute a Guarantor.

            "Guaranty" shall mean and include the Parent Guaranty and the Company/Sub Guaranty.

            "Harrah's Atlantic City" shall mean Harrah's Atlantic City, Inc., a New Jersey corporation.

            "Harrah's Jazz" shall mean Harrah's Jazz Company, a Louisiana general partnership.


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

            "Harrah's Jazz Completion Guaranties" shall mean one or more completion guaranties heretofore given by Parent and/or the Company in favor of certain lenders to Harrah's Jazz, the City of New Orleans and one or more other governmental agencies of the State of Louisiana.

            "Harrah's Jazz Completion Obligation Loans" shall mean any payments made by Parent and/or the Company under the Harrah's Jazz Completion Guaranties or the Harrah's Jazz Title Indemnity Arrangements to the extent that such payments are characterized as additional loans or advances made by Parent and/or the Company to Harrah's Jazz.

            "Harrah's Jazz Investments" shall mean Investments in or to Harrah's Jazz and/or for the benefit of Harrah's Jazz, including the Harrah's Jazz Completion Obligation Loans, the Harrah's Jazz Completion Guaranties and the Harrah's Jazz Title Indemnity Arrangements.

            "Harrah's Jazz Plan Effective Date" shall mean the effective date of the Harrah's Jazz Reorganization Plan.

            "Harrah's Jazz Reorganization Plan" shall mean Harrah's Jazz's and Harrah's Jazz Finance Corp.'s joint plan of reorganization under Chapter 11 of the Bankruptcy Code, as amended from time to time.

            "Harrah's Jazz Title Indemnity Arrangements" shall mean those certain indemnity agreements heretofore given by Parent and the Company to the title insurance companies providing title insurance for Harrah's Jazz's casino in the City of New Orleans.

            "Harrah's Laughlin" shall mean Harrah's Laughlin, Inc., a Nevada corporation.

            "Harrah's New Jersey" shall mean Harrah's New Jersey, Inc., a New Jersey corporation.

            "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

            "HNOIC" shall mean Harrah's New Orleans Investment Company, a Nevada corporation.

            "Indebtedness" shall mean, as to any Person, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person to reimburse or repay any bank or other Person in respect of amounts paid or available to be drawn under a letter of credit, banker's acceptance, surety, performance or appeal bond or any similar instrument (each such obligation to be valued at the face amount of such instrument), (vi) all Indebtedness of others secured by a Lien on any asset of such Person, (vii) all Contingent Obligations of such Person with respect to any Indebtedness of any other Person and (viii) the amount of any Disqualified Stock.

            "Initial Guarantors" shall mean each of Parent, the Company, Marina, Harrah's Atlantic City, Harrah's Las Vegas, Inc., Harrah's Laughlin, Harrah's New Jersey, Harrah's Reno Holding Company, Inc., Harrah's Illinois Corporation, Tunica Partners II, L.P., Harrah's Tunica Corporation, Harrah's Vicksburg Corporation and Harrah's-North Kansas City Corporation.

            "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

            "Interest Period" shall have the meaning provided in Section 1.10.

            "Interest Rate Protection Creditor" shall have the meaning provided in the Company/Sub Guaranty.

            "Interest Rate Protection or Other Hedging Agreements" shall mean one or more (i) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements),
(ii) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements


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

from time to time entered into by the Company or any of its Subsidiaries.

            "Investments" shall have the meaning provided in Section 8.05.

            "Issue" shall mean each of the two different types of Senior Debt, there being two separate Issues for purposes of this Agreement, i.e., the Indebtedness under this Agreement and the Indebtedness under the 5-Year Credit Agreement.

            "Jazz Casino" shall mean Jazz Casino Company, L.L.C., a Louisiana limited liability company.

            "Jazz Casino Bank Guarantees" shall mean one or more additional guarantees, put agreements, keep-well agreements and/or other similar credit support to be provided by Parent and/or the Company in favor of the lenders under the Jazz Casino Construction Credit Facility.

            "Jazz Casino Completion Guaranties" shall mean one or more completion guaranties to be given by Parent and/or the Company in favor of the lenders to Jazz Casino under the Jazz Casino Construction Credit Facility, the City of New Orleans, the Rivergate Development Corporation, the Louisiana Gaming Control Board, the holders of the New Jazz Casino Senior Subordinated Bonds and the holders of the New Jazz Casino Contingent Bonds.

            "Jazz Casino Completion Obligation Loans" shall mean any payments made by Parent and/or the Company under the Jazz Casino Completion Guaranties or the Jazz Casino Indemnity Arrangements to the extent that such payments are characterized as additional loans or advances made by Parent and/or the Company to Jazz Casino.

            "Jazz Casino Construction Credit Facility" shall mean the construction and working capital credit facility to be entered into by Jazz Casino as part of the Harrah's Jazz Reorganization Plan.

            "Jazz Casino Indemnity Arrangements" shall mean those certain indemnity agreements to be given by Parent and the Company to the title insurance companies providing the title insurance for the New Orleans Casino and to the provider of the Jazz Casino Surety Bonds.

            "Jazz Casino Loan Guaranty" shall mean, with respect to any Jazz Casino Loans made to Jazz Casino by a Person other than Parent or any of its Subsidiary, any guaranty of Parent and/or the Company in respect thereof.

            "Jazz Casino Loans" shall mean loans made to Jazz Casino (other than as part of the Jazz Casino Construction Credit Facility) by Parent and/or its Subsidiaries or by a third Person, provided that the aggregate amount of Jazz Casino Loans made by Parent and its Subsidiaries, when added to the amount of the Jazz Casino Bank Guarantees and the amount of the Jazz Casino Loan Guaranty, shall not exceed $180,000,000.

            "Jazz Casino Minimum Payment Guaranty" shall mean any guaranty to be given by Parent and/or the Company in favor of the Louisiana Gaming Control Board guaranteeing Jazz Casino's minimum payment obligations to the Louisiana Gaming Control Board of $100,000,000 per year.

            "Jazz Casino Surety Bond" shall mean a surety bond to be provided in connection with the completion of the New Orleans Casino.

            "Jazz Casino Trigger Date" shall mean the date on which (i) the Harrah's Jazz Plan Effective Date shall have occurred in accordance with the terms of the Harrah's Jazz Reorganization Plan and (ii) all material governmental and material third party approvals with respect to the construction and operation of the New Orleans Casino to the extent required to be obtained by the Harrah's Jazz Plan Effective Date shall have been obtained and remain in full force and effect, including, without limitation any vote of the legislature of Louisiana.

            "JCC Holding" shall mean JCC Holding Company, a Delaware corporation.

            "Joint Venture" shall mean any entity or arrangement between the Company or any of its Subsidiaries (so long as the Company and its Subsidiaries own 50% or less of such entity) and one or more Persons other than Parent or any of its Subsidiaries (whether now existing or created in the future) for (i) the joint ownership, management, construction or development of any Gaming Property or (ii) the joint ownership or operation of any Gaming Business.

            "Laughlin/Las Vegas Stock Restrictions" shall mean the negative pledge (i.e., the prohibition of Liens pursuant to Section 8.01), and restrictions on transfers pursuant to Section 8.02, on the capital stock of Harrah's Laughlin and Harrah's Las Vegas, Inc., in each case to the extent such restrictions require the approval of the Nevada Gaming Authority.

            "Laughlin/Las Vegas Stock Restrictions Approval Date" shall mean the first date occurring after the First Restatement Effective Date upon which (i) all requisite approvals of Gaming Authorities have been obtained to permit the Laughlin/Las Vegas


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

Stock Restrictions, so that same may be fully effective in accordance with the terms of this Agreement (without giving effect to the limitations provided in Section 12.18) and (ii) the Administrative Agent shall have received a satisfactory opinion of Nevada gaming counsel to the Company to the effect that such approvals have been obtained and that the Laughlin/Las Vegas Stock Restrictions contained in this Agreement are fully enforceable in accordance with the terms hereof, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

            "Laughlin/Las Vegas Stock Restrictions Requisite Gaming Approvals" shall have the meaning provided in Section 12.18.

            "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

            "Loan" shall mean each Revolving Loan and each Competitive Bid Loan.

            "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to
Section 7.01(a) or (b) and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 7.01(a) or
(b) and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 7.01(a) or (b).

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Marina" shall mean Marina Associates, a New Jersey general partnership.

            "Material Subsidiary" shall mean each of (a) each Initial Guarantor other than Parent and the Company, (b) each Subsidiary Borrower, (c) from and after the consummation of the Showboat Merger, Showboat, Ocean Showboat, Inc., Atlantic City Showboat, Inc., Showboat Operating Company, Showboat Indiana Investment Partnership and Showboat Marina Casino Partnership and (d) as at the date of determination, (i) any direct or indirect


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Subsidiary of Parent that holds any license or licenses needed to conduct gaming operations with respect to any Specified Casino Property, (ii) any direct or indirect Subsidiary of Parent that owns or leases any Specified Casino Property or that directly or indirectly owns stock of a Subsidiary which owns or leases any Specified Casino Property, or (iii) any Subsidiary of Parent that (together with its Subsidiaries) accounts for, or holds, at least 10% of any of (x) the consolidated assets of Parent and its Subsidiaries, (y) the consolidated revenues of Parent and its Subsidiaries or (z) the Consolidated EBIT of Parent and its Subsidiaries, in each case as determined at the end of each fiscal quarter of Parent and, in the case of preceding clauses (y) and (z), for the Test Period then last ended, it being understood and agreed that Harrah's Jazz, JCC Holding and Desplaines Development Limited Partnership and their respective Subsidiaries shall not be considered Material Subsidiaries under this sub-clause
(iii) to the extent that such Subsidiaries would otherwise constitute such a Material Subsidiary so long as such Subsidiaries would not otherwise constitute a Material Subsidiary under any of the other clauses of this definition.

            "Maturity Date" shall mean, with respect to each Bank, the Final Maturity Date in effect at the time such Bank first became party to this Agreement, as the same may be extended pursuant to Section 2.04, provided that such extension has been consented to by such Bank. It is understood that in the event that a Bank does not consent to an extension of the Final Maturity Date, the Maturity Date for such Bank shall be the Final Maturity Date in effect immediately prior to the effectiveness of such extension.

            "Minimum Condition" shall mean that condition which shall be satisfied only when at least a majority of the outstanding Existing Showboat 13% Senior Subordinated Notes and at least a majority of the outstanding Existing Showboat 9-1/4% First Mortgage Bonds shall have been validly tendered, and not withdrawn, pursuant to the Existing Showboat Notes Tender Offers/Consent Solicitations.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Net Sale Proceeds" shall mean for any Designated Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any Designated Asset Sale, net of reasonable transaction costs and payments of unassumed liabilities relating to the assets sold at the time of, or within 60 days after, the date of such sale and the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to the Credit Documents) which is secured by the


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

respective assets which were sold, and net of the incremental taxes paid or payable as a result of such Designated Asset Sale.

            "New Jazz Casino Contingent Bonds" shall mean the Senior Subordinated Contingent Notes due 2009 to be issued by Jazz Casino as part of the Harrah's Jazz Reorganization Plan.

            "New Jazz Casino Senior Subordinated Bonds" shall mean the $187,500,000 aggregate principal amount of Senior Subordinated Notes due 2009 to be issued by Jazz Casino as part of the Harrah's Jazz Reorganization Plan.

            "New Orleans Casino" shall mean the land based casino to be constructed in New Orleans, Louisiana which is currently owned by Harrah's Jazz and which will be owned by Jazz Casino as part of the Harrah's Jazz Reorganization Plan.

            "Non-Continuing Bank" shall mean, at any time, each Bank the Maturity Date of which has not been extended pursuant to Section 2.04.

            "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

            "Non-Recourse Indebtedness" shall mean with respect to any Specified Subsidiary, Indebtedness incurred by such Specified Subsidiary which shall be
(i) secured only by Gaming Properties being developed with Non-Recourse Indebtedness incurred pursuant to Section 8.04(x), including any fixtures, furniture and equipment related thereto and (ii) non-recourse to Parent and its Subsidiaries, provided that recourse may be had to the extent permitted by
Section 8.04(x) and to the respective property or properties serving as security therefor.

            "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

            "Notice of Competitive Bid Borrowing" shall have the meaning provided in Section 1.04(a).

            "Notice of Conversion" shall have the meaning provided in Section 1.07.

            "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, Attention: Patricia Rapisarda, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.


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

            "Obligations" shall mean all amounts owing to the Administrative Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

            "Parent" shall have the meaning provided in the first paragraph of this Agreement.

            "Parent Guaranty" shall mean the guaranty provided by Parent pursuant to Section 13.

            "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that, if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentage of such Bank shall be determined immediately prior (and without giving effect) to such termination.

            "Permitted Designated Indebtedness" shall mean (i) all Subordinated Debt (or portions thereof) incurred pursuant to Section 8.04(xi) to the extent that the aggregate amount of Subordinated Debt incurred after the First Restatement Effective Date pursuant to said Section is in excess of $200,000,000 and (ii) all Additional Unsecured Senior Debt.

            "Permitted Liens" shall have the meaning provided in Section 8.01.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), Parent or a Subsidiary of Parent or an ERISA Affiliate, and each such plan for the five year period


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immediately following the latest date on which Parent, or a Subsidiary of Parent or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Projections" shall have the meaning provided in Section 6.05(d).

            "Qualified Person" shall mean, with respect to any Bank party to this Agreement on the First Restatement Effective Date or that becomes a Bank pursuant to Section 1.14, 12.04(b) or 12.04(c), a banking or other licensed lending institution within the meaning of the New Jersey Gaming Regulations or a financial source or qualifier approved under the Gaming Regulations of the State of New Jersey applicable to lenders (or waived or exempted from the applicable requirements thereof) and which shall not have been found unsuitable under the Gaming Regulations of the State of Nevada applicable to lenders and which meets the requirements of all other jurisdictions regulating the gaming business of Parent and its Subsidiaries to the extent that the Company has so notified the Banks of such requirements of such other jurisdiction pursuant to Section 12.04(e).

            "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

            "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Reduction Discount" shall mean initially zero and from and after the first day of any Margin Reduction Period (the "Start Date") to and including the last day of such Margin Reduction Period (the "End Date"), the Reduction Discount shall be the respective percentage per annum set forth in clause (A),
(B) or (C) below if, but only if, as of the last day of the most recent fiscal quarter of Parent ended immediately prior to such Start Date (the "Test Date") the conditions in clause (A), (B) or (C) below are met:

            (A) (x) in the case of Eurodollar Loans, 1/4 of 1% and (y) in the case of the Facility Fee, 4/100 of 1% in each case if, but only if, as of the Test Date for such Start


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

      Date either of the following conditions are met and none of the conditions set forth in clauses (B) and (C) below are satisfied:

                  (i) the Consolidated Interest Coverage Ratio for the Test
            Period ended on such Test Date shall be greater than 3.00:1.00; or

                  (ii) the Indebtedness of the Company on such Test Date shall be rated at least BBB- Senior Implied by S&P or Baa3 Senior Implied by Moody's;

            (B) (x) in the case of Eurodollar Loans, 1/2 of 1% and (y) in the case of the Facility Fee, 5.5/100 of 1% in each case if, but only if, as of the Test Date for such Start Date either of the following conditions are met and none of the conditions set forth in clause (C) below are satisfied:

                  (i) the Consolidated Interest Coverage Ratio for the Test
            Period ended on such Test Date shall be greater than 3.50:1.00; or

                  (ii) the Indebtedness of the Company on such Test Date shall be rated at least BBB Senior Implied by S&P or Baa2 Senior Implied by Moody's; or

            (C) (x) in the case of Eurodollar Loans, 5/8 of 1% and (y) in the case of the Facility Fee, 7/100 of 1% in each case if, but only if, as of the Test Date for such Start Date either of the following conditions are met:

                  (i) the Consolidated Interest Coverage Ratio for the Test
            Period ended on such Test Date shall be greater than 4.00:1.00; or

                  (ii) the Indebtedness of the Company on such Test Date shall be rated at least BBB+ Senior Implied by S&P or Baa1 Senior Implied by Moody's.

Notwithstanding anything to the contrary above in this definition, (i) for the period from the First Restatement Effective Date through, but not including, the first Start Date thereafter, the Reduction Discount shall be (x) in the case of Eurodollar Loans, 1/2 of 1% and (y) in the case of the Facility Fee, 5.5/100 of 1% and (ii) the Reduction Discount shall be reduced to zero at all times when a Default under Section 7.01(a) or (b) shall exist or an Event of Default shall exist.

            "Reference Banks" shall mean BTCo, Bank of America National Trust and Savings Association and Canadian Imperial Bank of Commerce.


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

            "Register" shall have the meaning provided in Section 12.17(b).

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

            "Replaced Bank" shall have the meaning provided in Section 1.14.

            "Replacement Bank" shall have the meaning provided in Section 1.14.

            "Reply Date" shall have the meaning provided in Section 1.04(b).

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

            "Requested Extension Effective Date" shall have the meaning provided in Section 2.04(a).

            "Required Additional Guarantor" shall have the meaning provided in
Section 7.11(a).

            "Required Banks" shall mean Non-Defaulting Banks, the sum of whose Revolving Loan Commitments (or after the termination


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

thereof, outstanding Revolving Loans and Competitive Bid Loans) represent an amount greater than fifty percent of the sum of the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans and Competitive Bid Loans).

            "Returns" shall have the meaning provided in Section 6.09.

            "Revolving Loan" shall have the meaning provided in Section 1.01(a).

            "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may (x) be reduced from time to time pursuant to Sections 2.02, 2.03 and/or 9 or (y) be adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.14, 12.04(b) or 12.04(c).

            "Revolving Note" shall have the meaning provided in Section 1.06(a).

            "Rights" shall have the meaning provided in the Rights Agreement.

            "Rights Agreement" shall mean the Rights Agreement, dated as of February 7, 1990, between Parent and The Bank of New York, as Rights Agent, as in effect on the date hereof.

            "S&P" shall mean Standard & Poor's Ratings Services.

            "SEC" shall have the meaning provided in Section 7.01(f).

            "Section 3.04(b)(iii) Certificate" shall have the meaning provided in Section 3.04(b).

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Senior Debt" shall mean the Indebtedness under this Agreement and the Indebtedness under the 5-Year Credit Agreement.

            "Share" shall mean, for each Issue, (A) if the event requiring a mandatory commitment reduction to Senior Debt pursuant to Section 2.03(c) or (d) would, in accordance with the terms of the 5-Year Credit Agreement, give rise to a mandatory commitment reduction to the Total 5-Year Revolving Loan Commitment, then the "Share" (x) applicable to the Total 5-Year Revolving Loan Commitment shall equal the lesser of (1) the amount required to be applied to reduce the commitments in respect of Senior Debt pursuant to Section 2.03(c) or (d) multiplied by a fraction the numerator of which is the amount of the Total 5-Year Revolving Loan Commitment then in effect and the denominator of which is the sum of (i) the Total 5-Year Revolving Loan Commitment then in effect plus (ii) the Total Revolving Loan Commitment then in effect and (2) the maximum amount which would be required to be applied to mandatorily reduce the Total 5-Year Revolving Loan Commitment in accordance with the terms of the 5-Year Credit Agreement as a result of the respective event requiring a reduction to the commitments in respect of Senior Debt pursuant to Section 2.03(c) or (d) and (y) applicable to the Total Revolving Loan Commitment shall equal the remainder of the amount required to be applied to reduce the commitments in respect of Senior Debt pursuant to Section 2.03(c) or (d), less the "Share" applicable to the Total 5-Year Revolving Loan Commitment as determined pursuant to preceding clause (x), and (B) if the event giving rise to a mandatory commitment reduction in respect of Senior Debt would not require a mandatory reduction to the Total 5-Year Revolving Loan Commitment of the 5-Year Credit Agreement in accordance with the terms of the 5-Year Credit Agreement, the "Share" of each Issue shall equal (x) in the case of the 5-Year Credit Agreement, $0 and (y) in the case of this Agreement, the amount required to be applied to Senior Debt pursuant to Section 2.03(c) or (d).

            "Showboat" shall mean Showboat, Inc., a Nevada corporation.

            "Showboat Change of Control Offers to Purchase" shall mean any required offers by Showboat under the Existing Showboat Note Indentures to purchase the outstanding Existing Showboat Notes as a result of the Merger.

            "Showboat Change of Control Purchases" shall mean any purchases made by Parent, the Company or Showboat of the Existing Showboat Notes pursuant to any Showboat Change of Control Offer to Purchase.

            "Showboat Merger" shall mean the merger of HEI Acquisition Corp. with and into Showboat, pursuant to and in accordance with the terms of the Showboat Merger Agreement.

            "Showboat Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of December 18, 1997, among Parent, HEI Acquisition Corp. and Showboat.


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

            "Showboat Merger Documents" shall mean the Showboat Merger Agreement and all other agreements and documents entered into by Parent, Showboat or any Subsidiary of Parent or Showboat and relating to the Showboat Merger.

            "Showboat Merger Effective Date" shall mean the date on which the Showboat Merger occurs in accordance with the terms of the Showboat Merger Agreement.

            "Specified Casino Owner" shall mean any Subsidiary of the Company that owns a Specified Casino Property or an interest in an entity owning a Specified Casino Property.

            "Specified Casino Property" shall mean and include each of the Harrah's Reno Hotel Casino, Harrah's Lake Tahoe Hotel Casino (including Bill's Casino), Harrah's Las Vegas Hotel Casino, Harrah's Atlantic City Hotel Casino, Harrah's Laughlin Hotel Casino, Harrah's Tunica Riverboat Casino, Harrah's North Kansas Riverboat Casino, Harrah's Joliet Riverboat Casino, East Showboat Chicago Riverboat Casino and Showboat Atlantic City Hotel Casino.

            "Specified Subsidiary" shall mean any Subsidiary of the Company (other than any Subsidiary Borrower or Specified Casino Owner) created after the First Restatement Effective Date so long as such Subsidiary has no material assets other than the Gaming Properties to be developed and financed with Non-Recourse Indebtedness incurred pursuant to Section 8.04(x).

            "Start Date" shall have the meaning provided in the definition of Reduction Discount.

            "Sub-Limit" shall mean (i) with respect to Marina, $150,000,000 and
(ii) with respect to each other Subsidiary of the Company that becomes a Subsidiary Borrower after the date hereof, such aggregate amount as shall be established by the Administrative Agent and the Required Banks at the time such Subsidiary becomes a Subsidiary Borrower hereunder.

            "Subordinated Debt" shall mean each issue of subordinated debt of the Company that is issued under Section 8.04(xi).

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

            "Subsidiary Borrower" shall mean Marina and any other Wholly-Owned Subsidiary of the Company that is found acceptable to, and approved in writing by, the Administrative Agent and the Required Banks, provided that at the time any such Subsidiary is sold pursuant to Section 8.02, such Subsidiary shall cease to be a Subsidiary Borrower.

            "Subsidiary Investments" shall mean any Investment by the Company in one or more of its Subsidiaries, provided that (x) any acquisition of a new Subsidiary shall be through a transaction not involving the acquisition by the Company or any of its Subsidiaries of Margin Stock (other than as permitted by Sections 6.08(b) and 8.05) and (y) any new Subsidiary so acquired shall be engaged primarily in the Gaming Business.

            "Substitute Bank" shall have the meaning in Section 12.04(c).

            "Taxes" shall have the meaning provided in Section 3.04(a).

            "Test Date" shall have a meaning provided in the definition of Reduction Discount.

            "Test Period" shall mean the four consecutive fiscal quarters of Parent then last ended (in each case taken as one accounting period).

            "Total 5-Year Revolving Loan Commitment" shall mean the "Total Revolving Loan Commitment" under, and as defined in, the 5-Year Credit Agreement.

            "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

            "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment less (y) the sum of the aggregate principal amount of Revolving Loans and Competitive Bid Loans then outstanding.

            "Transaction" shall mean, collectively, (i) the consummation of the 8-3/4% Senior Subordinated Notes Redemption, (ii) the consummation of the Showboat Merger, (iii) the Existing Showboat Notes Tender Offers/Consent Solicitations, (iv) the entering into of this Agreement and the 5-Year Credit Agreement,


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

(v) the Showboat Change of Control Purchases, the consummation of the Existing Showboat Notes Defeasances and (vi) the payment of fees and expenses in connection with the foregoing.

            "Type" shall mean the type of Revolving Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

            "United States" and "U.S." shall each mean the United States of America.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            "Withdrawal Period" shall have the meaning provided in Section 12.04(d).

            SECTION 11. The Administrative Agent.

            11.01 Appointment. The Banks hereby designate Bankers Trust Company as Administrative Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Revolving Note by the acceptance of such Revolving Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents or employees.

            11.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement. Neither the Administrative Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Revolving Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            11.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Revolving Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Parent and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Parent and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Revolving Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Revolving Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Parent or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Parent or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

            11.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Revolving Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

            11.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

            11.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Credit Parties, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

            11.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks,"


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

"holders of Revolving Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

            11.08 Holders. The Administrative Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

            11.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Company and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Company shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Required Banks (it being understood and agreed that any Bank is deemed to be acceptable to the Required Banks), provided that, if a Default or an Event of Default exists at the time of such resignation, the Required Banks shall appoint such successor Administrative Agent.

            (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Company, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Company or Required Banks, as the case may be, appoint a successor Administrative Agent as provided above.


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

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent.

            11.10 The Documentation Agent and the Co-Syndication Agents. Notwithstanding anything else to the contrary contained in this Agreement or in any other Credit Document, none of Canadian Imperial Bank of Commerce, Societe Generale or Bank of America National Trust and Savings Association in their capacities as Documentation Agent or Co-Syndication Agents, as the case may be, shall have any rights, duties or responsibilities under this Agreement or under any other Credit Document, or any fiduciary relationship with the Company, the Parent, any Borrower or any other Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against either the Documentation Agent or the Co-Syndication Agents in such capacities.


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            SECTION 12. Miscellaneous.


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            12.01 Payment of Expenses, etc. (a) The Borrowers jointly and severally shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel (including allocated costs of in-house counsel) for the Administrative Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and
(iii) indemnify the Administrative Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' (including allocated costs of in-house counsel) and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by Parent or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by Parent or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits


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thereunder) applicable to any Real Property, or any Environmental Claim relating in any way to Parent, any of its Subsidiaries, their operations or any Real Property owned or at any time operated by Parent or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

            (b) The Borrowers further jointly and severally agree to pay the reasonable legal fees of gaming counsel for the Administrative Agent in Nevada and New Jersey and any other relevant state or other jurisdiction and all reasonable costs (including costs of investigation) associated with any qualification (or exemption or waiver therefrom) of any Bank under, or compliance in connection with the Gaming Regulations in connection with the syndication under this Agreement, provided that in the event that any assignee Bank or potential assignee Bank is not already a Qualified Person (before giving effect to any actions taken to become such in connection with this Agreement), then all costs associated with such Person becoming a Qualified Person shall be borne by the respective assignee Bank or potential assignee Bank. Notwithstanding the foregoing, after a Bank has been replaced pursuant to
Section 1.14, the Borrowers shall not be required to reimburse such Bank for any such costs incurred by it after the date of such replacement.

            12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Credit Parties against and on account of the Obligations and liabilities of the Credit Parties to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations pur-


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

chased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured, provided that such right of set-off may only be exercised by any such Bank if Nevada Revised Statutes 40.430(4)(g) (1989) remains in force and effect without modification.

            12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to Parent or any Borrower, at such Credit Party's address specified opposite its signature below or in the respective Election to Become a Subsidiary Borrower; if to any Bank, at its address specified opposite its name below; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Company and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices to the Administrative Agent and the Company shall not be effective until received by such Person.

            12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, except as provided in Sections
8.02 and 12.17(a), no Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Administrative Agent and the Banks (although any Subsidiary Borrower may, at its request and with the consent of the Required Banks, otherwise cease to be a Subsidiary Borrower hereunder so long as no Default or Event of Default then exists and all Loans incurred by such Subsidiary are repaid in full and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitments hereunder except as provided in Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank"


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

hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would extend the final scheduled maturity of any Loan or Revolving Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and the Borrowers shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Credit Documents and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation. Any agreement pursuant to which any Bank may grant such a participation shall be in a form approved by the Administrative Agent and Parent and shall be satisfactory under the Gaming Regulations of the State of New Jersey so as not to require participants to be approved financial sources or qualified under such Gaming Regulations applicable to lenders.

            (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitments and related outstanding Obligations hereunder to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments and related outstanding Obligations hereunder, in either case to one or more Qualified Persons, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Revolving Loan Commitments of such new Bank and of the existing Banks, (ii) new Revolving Notes will be issued to such new Bank and to the assigning Bank upon the


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

request of such new Bank or assigning Bank, such new Revolving Notes to be in conformity with the requirements of Section 1.06 to the extent needed to reflect the revised Revolving Loan Commitments, (iii) the consent of BTCo shall be required in connection with any assignment (which consent shall not be unreasonably withheld), (iv) the Administrative Agent shall receive at the time of each such assignment, from either the assigning or assignee Bank or Banks, the payment of a non-refundable assignment fee of $3,500 in the case of any assignment to a Qualified Person which is not a Bank immediately prior to such assignment or $1,000 in the case of any assignment to a then existing Bank and
(v) no such transfer will be effective until recorded by the Administrative Agent on the Register pursuant to Section 12.17(b). To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitments. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrowers in the case of a Bank described in clause (ii) or (iv) of Section 3.04(b), the forms described in such clause (ii) or (iv), as the case may be. To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitments and related outstanding Obligations pursuant to Section 1.14 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 1.11,
1.12 or 3.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

            (c) If the New Jersey Gaming Authorities shall determine that any Bank is not qualified as an approved financial source or otherwise does not meet the standards pursuant to the Gaming Regulations in New Jersey, or the Nevada Gaming Authorities shall determine that any Bank does not meet the Suitability Standards under the Nevada Gaming Regulations or any other Gaming Authority with jurisdiction over the gaming business of Parent and its Subsidiaries shall determine that any Bank does not meet its suitability standards (in any such case, a "Former Bank"), the Administrative Agent or the Company shall have the right (but not the duty) to designate a bank or banks (in each case, a "Substitute Bank," which may be any Bank or Banks that agree to become a Substitute Bank) that has agreed to assume the rights


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and obligations of the Former Bank, subject to receipt by the Administrative
Agent of evidence that such Substitute Bank is a Qualified Person. The Substitute Bank shall assume the rights and obligations of the Former Bank under this Agreement pursuant to an Assignment and Assumption Agreement, which assumption shall be required to comply with, and shall become effective in accordance with, the provisions of Section 12.04(b), provided that the purchase price to be paid by the Substitute Bank to the Administrative Agent for the account of the Former Bank for such assumption shall equal the sum of (i) the unpaid principal amount of any Revolving Notes held or Loans made by the Former Bank plus accrued interest thereon plus (ii) such Former Bank's pro rata share of accrued Fees to the date of the assumption, and, provided further, the Borrowers shall pay all obligations owing to the Former Bank under the Credit Documents (including all obligations, if any, owing pursuant to Section 1.12, but excluding those amounts in respect of which the purchase price is being paid as provided above). Each Bank agrees that if it becomes a Former Bank, upon payment to it by the Borrowers of all such amounts, if any, owing to it under the Credit Documents, it will execute and deliver an Assignment and Assumption Agreement, upon payment of such purchase price.

            (d) Notwithstanding the provisions of subsection (c) of this Section 12.04, if any Bank becomes a Former Bank, and if the Administrative Agent or the Company fails to find a Substitute Bank pursuant to subsection (c) of this Section within any time period specified by the appropriate Gaming Authority for the withdrawal of a Former Bank (the "Withdrawal Period"), the Borrowers shall, immediately (i) prepay in full the outstanding principal amount of each Revolving Note held or Loan made by such Former Bank, together with accrued interest thereon to the earlier of (x) the date of payment or (y) the last day of any Withdrawal Period, and (ii) if no Default or Event of Default then exists, terminate the Revolving Loan Commitment of such Former Bank at which time the other Banks' Percentages will be automatically adjusted as a result thereof.

            (e) Subject to the last sentence of this Section 12.04(e), each Bank agrees that all participations and assignments made hereunder shall be subject to, and made in compliance with, all Gaming Regulations applicable to lenders. Each Bank agrees further that it will not grant participations or assignments prior to receiving notice from the Administrative Agent that it has completed the primary syndication of this facility. The Administrative Agent shall provide such notice to the Banks promptly after completing such primary syndication. Each Borrower hereby acknowledges that unless the Company has provided the Banks with a written opinion of counsel as to the suitability standards applicable to lenders of any relevant Gaming Authority (excluding New Jersey and Nevada except to the extent that the suitability standards set forth in the Gaming Regulations of such States change from those in effect on the


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

Effective Date) with jurisdiction over the Gaming Business of Parent and its Subsidiaries, no Bank shall have the responsibility of determining whether or not a potential assignee of such Bank would be a Qualified Person under the Gaming Regulations of any such jurisdiction.

            (f) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Revolving Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

            12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank or any holder of any Revolving Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers or any other Credit Party and the Administrative Agent or any Bank or the holder of any Revolving Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Revolving Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Revolving Note to any other or further action in any circumstances without notice or demand.

            12.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of a Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or Facility Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then


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

owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

            12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Parent to the Banks); provided that, (i) except as otherwise specifically provided herein, all computations determining compliance with Sections 8.03 through 8.05, inclusive, and Sections
8.07 through 8.09, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Section 6.05(a) (ii) at such time as the Company and/or Showboat deposits cash and U.S. government obligations with the respective trustees to effect the Existing Showboat Notes Defeasances and/or the 8-3/4% Senior Subordinated Notes Redemption, the Existing Showboat Notes and/or the 8-3/4% Senior Subordinated Notes, as the case may be, shall no longer be considered outstanding for purposes of Sections 8.07, 8.08 and 8.09 and (iii) at no time shall (I) HNOIC (so long as HNOIC's only significant business activities, assets or liabilities are associated with its general partner's interest in Harrah's Jazz), (II) Harrah's Jazz and its Subsidiaries or (III) JCC Holding and its Subsidiaries be treated as Subsidiaries of Parent for purposes of this Agreement even though (x) HNOIC, Harrah's Jazz and its Subsidiaries and JCC Holding and its Subsidiaries may at any time fall within the definition of "Subsidiary" or (y) generally accepted accounting principles would require otherwise, but shall, in each case instead be treated as an equity investment by Parent.

            (b) All computations of interest, Facility Fees and other Fees hereunder shall be made on the basis of a year of 360


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days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Facility Fees or other Fees are payable.

            12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF PARENT AND EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF PARENT AND EACH BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH OF PARENT AND EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF PARENT AND EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY BANK OR THE HOLDER OF ANY REVOLVING NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY SUCH CREDIT PARTY IN ANY OTHER JURISDICTION.

            (b) EACH OF PARENT AND EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS


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AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR
THEREBY.

            12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent. Delivery of an executed signature page of this Agreement or any other Credit Document by facsimile transmission shall be as effective as delivery of a manually executed counterpart thereof.

            12.10 Effectiveness. This Agreement shall become effective on the date (the "First Restatement Effective Date") and at the time on which (i) Parent, the Company, each existing Subsidiary Borrower and the Required Banks (under, and as defined in, the Existing Credit Agreement) shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of such Required Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Sections 4A and 5 are met to the satisfaction of the Administrative Agent and the Required Banks. Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in Sections 4A and 5 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the First Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the First Restatement Effective Date shall not release Parent or any Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 4A or 5). The Administrative Agent will give Parent, the Company, each existing Subsidiary Borrower and each Bank prompt written notice of the occurrence of the First Restatement Effective Date.

            12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.


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

            12.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto (except as otherwise provided in Section 12.02) and the Required Banks (or the Required Secured Parties in the case of a change, waiver, discharge or termination with respect to a Collateral Document to the extent provided therein), provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected thereby), (i) extend the final scheduled maturity of any Loan or Revolving Note, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, (ii) release all or substantially all of the Collateral (except as expressly provided in the Collateral Documents) under all the Collateral Documents, provided that such release of Collateral may be effected by only the Required Banks if at the time of such release the Company's Indebtedness shall be rated at least BBB- Senior Implied by S&P or Baa3 Senior Implied by Moody's, (iii) amend, modify or waive any provision of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date) or (v) except as set forth in Section 8.02, 8.04(ix) or 12.17(a), consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement (although any Subsidiary Borrower may, at its request and with the consent of the Required Banks, otherwise cease to be a Subsidiary Borrower hereunder so long as no Default or Event of Default exists and all Loans incurred by such Subsidiary Borrower are repaid in full; provided further, that no such change, waiver, discharge or termination shall
(x) increase the Revolving Loan Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Bank, and that an increase in the available portion of any Revolving Loan Commitment of any Bank shall not constitute an increase in the Revolving Loan Commitment of such Bank), (y) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 or any other provision as same relates to the rights or obligations of the Administrative Agent and (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

            (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Company shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.14 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and repay all outstanding Revolving Loans of such Bank in accordance with Sections 2.02(b) and/or 3.01(iv), provided that, unless the Revolving Loan Commitments are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Company shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

            12.13 Survival. All indemnities set forth herein (including, without limitation, in Sections 1.11, 1.12, 3.04, 11.06 and 12.01) shall survive the execution, delivery and termination of this Agreement and the Revolving Notes and the making and repayment of the Loans. Notwithstanding the occurrence of the First Restatement Effective Date, all indemnities set forth in the Existing Credit Agreement for the benefit of the Existing Banks and the Existing Agents shall survive in accordance with the terms thereof.

            12.14 Domicile of Loans. (a) Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. In addition, each Bank (each, a "Designating Bank") may, with the prior written consent of the Administrative Agent and the Company (each of which consents shall not be unreasonably withheld) and on terms and conditions reasonably satisfactory to the Administrative Agent and the Company, designate a special purpose corporation (each, a

"Designated Bank") to make Revolving Loans in respect of such Designating Bank's Revolving Loan Commitment, provided that (i) such Designating Bank shall remain the "Bank" for all purposes of this Agreement and the other Credit Documents, shall not otherwise be relieved of any of its obligations under this Agreement or any such other Credit Document (including, without limitation, its obligations under Sections 1.01(a), 1.01(c), 2.04 and 12.06) and shall be liable for any losses, claims, damages or expenses incurred by any Credit Party, the Administrative Agent or any Bank as a result of such Designating Bank's designation of any such special purpose corporation as a Designated Bank, (ii) all payments entitled to be received by such Designated Bank with respect to the Revolving Loans made by it in respect of such Designating Bank's Revolving Loan Commitment shall be made directly to such Designating Bank for the distribution to such Designated Bank, (iii) the Credit Parties and the Administrative Agent shall continue to deal solely with the respective Designating Bank and such Designated Bank shall not have any right to approve any amendment, modification or waiver to this Agreement or any other Credit Document, and all amendments, waivers, consents and/or modifications to this Agreement and the other Credit Documents which are binding on such Designating Bank also shall be binding on such Designated Bank regardless of whether or not such Designated Bank actually had notice of any such amendment, waiver, consent and/or other modification and
(iv) each Designating Bank may only designate one Designated Bank at any time to make Revolving Loans in respect of such Designating Bank's Revolving Loan Commitment. In addition, each party hereto hereby agrees that prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Designated Bank, no party will institute against, or join any other Person in instituting against, such Designated Bank any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law arising from any actions of such Designated Bank under this Agreement.

            (b) Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased costs under Section 1.11, 1.12 or
3.04 from those being charged by the respective Bank prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

            12.15 Application of Gaming Regulations. Parent, the Company, each Subsidiary Borrower and the Banks acknowledge that the consummation of the transactions contemplated by the Credit Documents is subject to the Gaming Regulations (and Parent, the


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

Company and each Subsidiary Borrower represent and warrant that all requisite approvals thereunder have been duly obtained).

            12.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 12.16, each Bank agrees that it will use its best effort not to disclose without the prior consent of the Company (other than to its employees, auditors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to Parent or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Company to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Revolving Notes or Revolving Loan Commitments or any interest therein by such Bank, provided, that such prospective transferee or participant executes an agreement with such Bank containing provisions substantially identical to those contained in this Section.

            (b) Each Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Parent or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Parent and its Subsidiaries).

            12.17 Miscellaneous; Register. (a) Notwithstanding anything to the contrary contained in this Agreement, the Required Banks may consent to a corporate reorganization of Parent and its Subsidiaries, which corporate reorganization may include the transfer of one or more Subsidiaries of the Company as direct Subsidiaries of Parent. In connection with any such corporate reorganization, the Required Banks may, at their option, require that Parent or one or more of its Subsidiaries become direct borrowers with respect to the Obligations. In addition, any necessary amendments or supplements to this Agreement or the other Credit Documents to effect such corporate


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

reorganization, including to retain the benefits of the Guarantees, may be made with consent of the Required Banks.

            (b) The Borrowers hereby designate the Administrative Agent to serve as the Borrowers' agent, solely for purposes of this Section 12.17(b), to maintain a register (the "Register") on which it will record the Revolving Loan Commitment from time to time of each of the Banks, the Loans made by each of the Banks and each Designated Bank, if any, and each repayment in respect of the principal amount of the Loans of each Bank and each Designated Bank, if any (it being understood and agreed that any repayment of Revolving Loans of a Designated Bank is subject to clause (ii) of Section 12.14(a)). Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Bank, the transfer of the Revolving Loan Commitment of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Loan Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitment and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Revolving Note, if any, evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank, if requested by any such Bank. Each Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.17(b) (other than any losses, claims, damages and liabilities to the extent incurred by reason of the gross negligence or willful misconduct of the Administrative Agent).

            12.18 Requisite Gaming Approvals. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in the other Credit Documents, it is understood and agreed that to become effective, the Laughlin/Las Vegas Stock Restrictions require the approvals described in the definition thereof (the

"Laughlin/Las Vegas Stock Restrictions Requisite Gaming Approvals"). On the First Restatement Effective Date, the Company in good faith believes that it shall be able to obtain the Laughlin/Las Vegas Stock Restrictions Requisite Gaming Approvals on or prior to July 31, 1998. Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, unless and until the Laughlin/Las Vegas Stock Restrictions Requisite Gaming Approvals have been obtained, the Laughlin/Las Vegas Stock Restrictions contained in Sections
8.01 and 8.02 shall not apply (although the provisions of Section 9.11 shall be fully effective in accordance with the terms thereof, with the Borrowers hereby representing and warranting that no approvals or consents from any Gaming Authority are required for the effectiveness of said Section in accordance with the express terms thereof). Furthermore, the Company agrees to use its best efforts to obtain as promptly as practicable the `Laughlin/Las Vegas Stock Restrictions Requisite Gaming Approvals.

            SECTION 13. Parent Guaranty.

            13.01 The Guaranty. In order to induce the Administrative Agent and Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Parent from the proceeds of the Loans, Parent hereby agrees with the Administrative Agent, the Banks and the Interest Rate Protection Creditors as follows: Parent hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment and performance when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrowers to the Administrative Agent, the Banks and the Interest Rate Protection Creditors. If any or all of the Guaranteed Obligations of the Borrowers to the Administrative Agent, the Banks or the Interest Rate Protection Creditors becomes due and payable, Parent unconditionally promises to pay such indebtedness to the Administrative Agent, the Banks and the Interest Rate Protection Creditors, or order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent, the Banks or the Interest Rate Protection Creditors in collecting any of the Guaranteed Obligations. This Guaranty is a guaranty of payment and not collection.

            13.02 Bankruptcy. Additionally, Parent unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrowers to the Administrative Agent, the Banks and the Interest Rate Protection Creditors whether or not due or payable by the Borrowers upon the occurrence in respect of any Borrowers of any of the events specified in Section 9.05, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Administrative

Agent, the Banks or the Interest Rate Protection Creditors, as the case may be, or order, on demand, in Dollars.

            13.03 Nature of Liability. The liability of Parent hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrowers whether executed by Parent, any other Guarantor, any other guarantor or by any other party, and the liability of Parent hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party (other than for misappropriation of funds by the respective Bank), or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of any Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower, or (e) any payment made to the Administrative Agent, the Banks or the Interest Rate Protection Creditors on the indebtedness which the Administrative Agent, such Banks or such Interest Rate Protection Creditors repay to such Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Parent waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

            13.04 Independent Obligation. The obligations of Parent hereunder are independent of the obligations of any other Guarantor, any other guarantor or any Borrower, and a separate action or actions may be brought and prosecuted against Parent whether or not action is brought against any other Guarantor, any other guarantor or any Borrower and whether or not any other Guarantor, any other guarantor or any Borrower be joined in any such action or actions. Parent waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to Parent.

            13.05 Authorization. Parent authorizes the Administrative Agent, the Banks and the Interest Rate Protection Creditors without notice or demand (except (i) as shall be required by applicable statute and cannot be waived and (ii) for any consents of the respective Credit Parties required by the terms of the respective Credit Documents), and without affecting or impairing its liability hereunder, from time to time to:

            (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed

      Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Parent Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

            (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

            (c) exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

            (d) release or substitute any one or more endorsers, guarantors, any Borrower or other obligors;

            (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Administrative Agent, the Banks and the Interest Rate Protection Creditors;

            (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Administrative Agent, the Banks and the Interest Rate Protection Creditors regardless of what liability or liabilities of Parent or the Borrowers remain unpaid; and/or

            (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements.

            13.06 Reliance. It is not necessary for the Administrative Agent, the Banks or the Interest Rate Protection Creditors to inquire into the capacity or powers of Parent or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            13.07 Subordination. Any of the indebtedness of the Borrowers relating to the Guaranteed Obligations now or hereafter owing to Parent is hereby subordinated to the Guaranteed Obligations of the Borrowers owing to the Administrative Agent, the Banks and the Interest Rate Protection Creditors, provided that payment may be made by any Borrower on any such indebtedness relating to the Guaranteed Obligations owing to Parent so long as the same is not prohibited by this Agreement and provided further, that if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of the Borrowers to Parent shall be collected, enforced and received by Parent for the benefit of the Banks and the Interest Rate Protection Creditors and be paid over to the Administrative Agent on behalf of the Administrative Agent, the Banks and the Interest Rate Protection Creditors on account of the Guaranteed Obligations of the Borrowers to the Administrative Agent and the Banks, but without affecting or impairing in any manner the liability of Parent under the other provisions of this Parent Guaranty. Prior to the transfer by Parent of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of the Borrowers to Parent, Parent shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

            13.08 Waiver. (a) Parent waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, the Banks or the Interest Rate Protection Creditors to (i) proceed against any Borrower, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's, the Banks' or the Interest Rate Protection Creditors' power whatsoever. Parent waives any defense based on or arising out of any defense of any Borrower, any other Guarantor, any other guarantor or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of any Borrower, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Guaranteed Obligations. The Administrative Agent, the Banks and the Interest Rate Protection Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Banks or the Interest Rate Protection Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent, the Banks and the

Interest Rate Protection Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of Parent hereunder except to the extent the Guaranteed Obligations have been paid. Parent waives any defense arising out of any such election by the Administrative Agent, the Banks and the Interest Rate Protection Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Parent against any Borrower or any other party or any security.

            (b) Parent waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parent Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Parent assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Parent assumes and incurs hereunder, and agrees that the Administrative Agent, the Banks and the Interest Rate Protection Creditors shall have no duty to advise Parent of information known to them regarding such circumstances or risks.


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

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

1023 Cherry Road                          HARRAH'S ENTERTAINMENT, INC.
Memphis, Tennessee  38117
Tel:  (901) 762-8600
Fax:  (901) 762-8777                      By /s/ Charles L. Atwood
Attention:  Treasurer                       ------------------------------------
                                                Title: Vice President &
                                                       Treasurer

with a copy to the same
address to the attention
of the Corporate Secretary

1023 Cherry Road                          HARRAH'S OPERATING COMPANY, INC.
Memphis, Tennessee  38117
Tel:  (901) 762-8600
Fax:  (901) 762-8777                      By /s/ Josh Hirsberg
Attention:  Treasurer                       ------------------------------------
                                                Title: Authorized Signatory

with a copy to the same
address to the attention
of the Corporate Secretary

1023 Cherry Road                          MARINA ASSOCIATES
Memphis, Tennessee  38117
Tel:  (901) 762-8600                      By: HARRAH'S ATLANTIC CITY, INC.,
Fax:  (901) 762-8777                            a general partner
Attention:  Treasurer

with a copy to the same                   By /s/ Stephen H. Brammell
address to the attention                    ------------------------------------
of the Corporate Secretary                      Title: Authorized Signatory

                                          By: HARRAH'S NEW JERSEY, INC.,
                                                a general partner


                                          By /s/ Stephen H. Brammell
                                            ------------------------------------
                                                Title: Authorized Signatory


130 Liberty Street                        BANKERS TRUST COMPANY,
New York, New York  10006                   Individually and as
Tel:  (212) 250-9094                        Administrative Agent
Fax:  (212) 250-7200
Attention:  Mary Kay Coyle                By /s/ Gina S. Thompson
                                            ------------------------------------
                                                Title: Vice President

with a copy to the same
address to the attention
of Philip Saliba

350 South Grand Avenue                   CANADIAN IMPERIAL BANK OF
Suite 2600                                  COMMERCE, Individually
Los Angeles, CA  90071                      and as a Co-Syndication Agent
Tel:  (213) 617-6241
Fax:  (213) 346-0157                      By /s/ Paul J. Chakmak
Attention:  Chris Stedman                   ------------------------------------
                                                Title: Managing Director
                                                       CIBC Oppenheimer Corp.
                                                       as Agent


2029 Century Park East                    SOCIETE GENERALE, Individually
Suite 2900                                  and as a Co-Syndication Agent
Los Angeles, CA  90067
Tel:  (310) 788-7104
Fax:  (310) 551-1537                      By /s/ Donald L. Schubert
Attention:  Don Schubert                    ------------------------------------
                                                Title: First Vice President

555 South Flower Street                   BANK OF AMERICA NATIONAL
Los Angeles, CA  90071                      TRUST AND SAVINGS ASSOCIATION,
Tel:  (213) 228-2768                        Individually and as Documentation
Fax:  (213) 228-2641                        Agent
Attention:  Scott Faber

                                          By /s/ Scott Faber
                                            ------------------------------------
                                                Title: Vice President

100 North Tryon Street                    NATIONSBANK, N.A. (SOUTH)
Charlotte, NC  28255
Tel:  (704) 386-0649
Fax:  (704) 386-1270                      By /s/ John Ellington
Attention:  Mark Halmrast                   ------------------------------------
                                                Title: Vice President

One Wall Street                           THE BANK OF NEW YORK
New York, NY  10286
Tel:  (212) 635-1339
Fax:  (212) 635-6434                      By /s/ Alan F. Lyster, Jr.
Attention:  Anne Marie Hughes               ------------------------------------
                                                Title: Vice President


One Peachtree Center                      CREDIT LYONNAIS ATLANTA AGENCY
303 Peachtree Street, N.E.
Suite 4400
Atlanta, GA  30308                        By /s/ David M. Cawrse
Tel:  (404) 524-3700                        ------------------------------------
Fax:  (404) 584-5249                            Title: First Vice President
Attention:  Christina Earnshaw                         & Manager

165 Broadway                              THE LONG-TERM CREDIT BANK OF JAPAN,
New York, NY  10006                         LIMITED, NEW YORK BRANCH
Tel:  (212) 335-4578
Fax:  (212) 608-2371
                                          By /s/ Philip Mersder
                                            ------------------------------------
                                                Title: Senior Vice President

555 S.W. Oak Street, PL-4                 UNITED STATES NATIONAL BANK OF
Portland, OR  97204                         OREGON
Tel:  (503) 275-3476
Fax:  (503) 275-5428
Attention:  Dale Parshall                 By /s/ Dale Parshall
                                            ------------------------------------
                                                Title: Vice President


Georgia-Pacific Center                    THE SUMITOMO BANK, LIMITED,
Suite 3210                                  ATLANTA AGENCY
133 Peachtree Street, N.E.
Atlanta, GA  30303
Tel:  (404) 526-8511                      By /s/ Gary Franke
Fax:  (404) 521-1187                        ------------------------------------
Attention:  Gary Franke                         Title: Vice President


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600 Peachtree Street, N.E.                THE BANK OF NOVA SCOTIA
Suite 2700
Atlanta, GA  30308
Tel:  (404) 877-1500                      By /s/ F.C.H. Ashby
Fax:  (404) 888-8998                        ------------------------------------
Attention:  F.C.H. Ashby                        Title: Senior Manager
                                                       Loan Operations

191 Peachtree Tower                       THE INDUSTRIAL BANK OF JAPAN,
191 Peachtree Street, N.E.                  LIMITED, ATLANTA AGENCY
Suite 3600
Atlanta, GA  30303-1757
Tel:  (404) 524-8770                      By /s/ Kazuo Iida
Fax:  (404) 524-8509                        ------------------------------------
Attention:  James Masters                       Title: General Manager

520 Madison Avenue                        THE MITSUBISHI TRUST & BANKING
26th Floor                                  CORP.
New York, NY  10022
Tel:  (212) 891-8363
Fax:  (212) 644-6825                      By /s/ Toshihiro Hayashi
Attention:  Bea Kossodo                     ------------------------------------
                                                Title: Senior Vice President

Park Avenue Plaza                         THE TOKAI BANK, LIMITED,
55 East 52nd Street                         NEW YORK BRANCH
New York, NY  10005
Tel:  (212) 339-1200
Fax:  (212) 754-2153                      By /s/ Schinichi Nakatani
Attention:  Shinichi Nakatani               ------------------------------------
                                                Title: Assistant General Manager


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Georgia-Pacific Center                    THE SANWA BANK, LIMITED,
Suite 4950                                  ATLANTA AGENCY
133 Peachtree Street, N.E.
Atlanta, GA  30303
Tel:  (404) 586-6880                      By /s/ Dennis S. Losin
Fax:  (404) 589-1629                        ------------------------------------
Attention:  Dennis Losin                        Title: Vice President


One East First Street                     WELLS FARGO BANK, NATIONAL
Suite 300                                    ASSOCIATION
Reno, NV  89501
Tel:  (702) 339-5636                      By /s/ Sue Fuller
Fax:  (702) 334-5637                        ------------------------------------
Attention:  Sue Fuller                          Title: Vice President


3680 Route 9 South                        FLEET BANK, N.A.
Freehold, NJ  07728
Tel:  (732) 294-4282
Fax:  (732) 780-0754                      By /s/ John Harrison
Attention:  John Harrison                   ------------------------------------
                                                Title: Vice President

Two Tower Center Boulevard                PNC BANK, NATIONAL ASSOCIATION
East Brunswick, NJ  08816
Tel:  (732) 220-3262
Fax:  (732) 220-3270                      By /s/ Denise D. Killen
Attention:  Denise D. Killen                ------------------------------------
                                                Title: Vice President


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1211 Avenue of the Americas               WESTDEUTSCHE LANDESBANK
New York, NY                                GIROZENTRALE, NEW YORK BRANCH
Tel:  (212) 852-6000
Fax:  (212) 852-6300
Attention:  Alan Bookspan                 By /s/ Alan S. Bookspar
                                            ------------------------------------
                                                Title: Vice President


                                          By /s/ James Veneau
                                            ------------------------------------
                                                Title: Associate

101 California Street                     ABN AMRO BANK N.V., SAN FRANCISCO
Suite 4550                                  BRANCH
San Francisco, CA  94111
Tel:  (415) 984-3700                      By: ABN AMRO NORTH AMERICA,
Fax:  (415) 362-3524                            INC., as its Agent
Attention:  Michael Tolentino

                                          By /s/ Tamira Treffers-Herrera
                                            ------------------------------------
                                                Title: Vice President & Director


                                          By /s/ Michael Tolentino
                                            ------------------------------------
                                                Title: Assistant Vice President

600 Poplar Avenue                         FIRST AMERICAN NATIONAL BANK
Suite 300
Memphis, TN  38119
Tel:  (901) 762-5671                      By /s/ Elizabeth H. Vaughn
Fax:  (901) 762-5665                        ------------------------------------
Attention:  Elizabeth Vaughn                    Title: Senior Vice President


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165 Madison Avenue                        FIRST TENNESSEE BANK NATIONAL
9th Floor                                   ASSOCIATION
Memphis, TN  38103-2723
Tel:  (901) 523-4108
Fax:  (901) 523-4267                      By /s/ James H. Moore, Jr.
Attention:  James Moore, Jr.                ------------------------------------
                                                Title: Vice President


210 East Capitol Street                   DEPOSIT GUARANTY NATIONAL BANK
Jackson, MS  39201
Tel:  (601) 968-4749
Fax:  (601) 354-8315                      By /s/ Larry C. Ratzlaff
Attention:  Larry Ratzlaff                  ------------------------------------
                                                Title: Senior Vice President

280 Park Avenue, West Building            ERSTE BANK DER OESTERREICHISCHEN
New York, NY  10017                         SPARKASSEN AG
Tel:  (212) 984-5633
Fax:  (212) 984-5627
Attention:  Dave Manheim                  By /s/ John Runnion
                                            ------------------------------------
                                                Title: First Vice President


                                          By /s/ David Manheim
                                            ------------------------------------
                                                Title: Assistant Vice President

6410 Poplar Avenue                        SUNTRUST BANK,  NASHVILLE, N.A.
Suite 320
Memphis, TN  38119
Tel:  (901) 766-7561                      By /s/ Renee D. Drake
Fax:  (901) 766-7565                        ------------------------------------
Attention:  Renee Drake                         Title: Vice President

210 Baronne Street                        FIRST NATIONAL BANK OF COMMERCE
New Orleans, LA  70160
Tel:  (504) 623-1989


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Fax:  (504) 623-3616                      By /s/ Louis Ballero
Attention:  Louis Ballero                   ------------------------------------
                                                Title: Senior Vice President


                                      138
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SCHEDULE I


                           REVOLVING LOAN COMMITMENTS


           Bank                                                        Amount
           ----                                                        ------
Bankers Trust Company                                               $ 10,500,000
Canadian Imperial Bank of Commerce                                  $ 11,000,000
Societe Generale                                                    $  8,500,000
Bank of America National Trust and Savings Association              $  6,500,000
NationsBank, N.A. (South)                                           $ 11,500,000
The Bank of New York                                                $  8,500,000
Credit Lyonnais Atlanta Agency                                      $  8,500,000
The Long-Term Credit Bank of  Japan, Limited, New York Branch       $  8,500,000
United States National Bank of Oregon                               $  8,000,000
The Sumitomo Bank, Limited, Atlanta Agency                          $  7,000,000
The Bank of Nova Scotia                                             $  6,500,000
The Industrial Bank of Japan, Limited, Atlanta Agency               $  6,000,000
The Mitsubishi Trust & Banking Corp.                                $  6,000,000
The Tokai Bank, Limited, New York Branch                            $  6,000,000
The Sanwa Bank, Limited, Atlanta Agency                             $  5,000,000
Wells Fargo Bank, National Association                              $  4,500,000
Fleet Bank, N.A                                                     $  4,000,000
PNC Bank, National Association                                      $  4,000,000
Westdeutsche Landesbank Girozentrale, New York Branch               $  3,500,000
ABN AMRO Bank N.V., San Francisco Branch                            $  3,000,000
First American National Bank                                        $  3,000,000
First Tennessee Bank National Association                           $  3,000,000
Deposit Guaranty National Bank                                      $  2,000,000
Erste Bank der Oesterreichischen Sparkassen AG                      $  2,000,000
SunTrust Bank, Nashville, N.A                                       $  2,000,000
First National Bank of Commerce                                     $  1,000,000

                     TOTAL                                          $150,000,000